================================================================================


                              TERM LOAN AGREEMENT


                           dated as of July 10, 1998


                                     among


                             UNITED RENTALS, INC.,


                        VARIOUS FINANCIAL INSTITUTIONS


                                      and


                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,
                                   as Agent



                  Arranged by BANCAMERICA ROBERTSON STEPHENS


================================================================================

                               TABLE OF CONTENTS


                                                                                                               Page
SECTION 1 DEFINITIONS, ETC....................................................................................  -1-
     1.1 Definitions..........................................................................................  -1-
     1.2 Other Interpretive Provisions........................................................................ -12-

SECTION 2 COMMITMENT TO LEND; TRANCHES OF LOANS............................................................... -13-
     2.1 Term Loans........................................................................................... -13-
     2.2 Borrowing Procedure.................................................................................. -13-
     2.3 Conversion and Continuation Procedures............................................................... -14-
     2.4 Pro Rata Treatment................................................................................... -15-
     2.5 Commitments Several.................................................................................. -15-

SECTION 3 NOTES EVIDENCING LOANS.............................................................................. -15-

SECTION 4 INTEREST............................................................................................ -15-
     4.1 Interest Rates....................................................................................... -15-
     4.2 Interest Payment Dates............................................................................... -15-
     4.3 Setting and Notice of Certain Rates.................................................................. -16-
     4.4 Computation of Interest.............................................................................. -16-

SECTION 5 FEES................................................................................................ -17-
     5.1 Closing Fees......................................................................................... -17-
     5.2 Arrangement and Agent's Fees......................................................................... -17-

SECTION 6 PREPAYMENTS......................................................................................... -17-
     6.1 The Company.......................................................................................... -17-

SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES..................................................... -17-
     7.1 Making of Payments................................................................................... -17-
     7.2 Due Date Extension................................................................................... -18-
     7.3 Setoff............................................................................................... -18-
     7.4 Proration of Payments................................................................................ -18-
     7.5 Taxes................................................................................................ -18-

SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR TRANCHES......................................... -19-
     8.1 Increased Costs...................................................................................... -19-
     8.2 Basis for Determining Interest Rate Inadequate or Unfair............................................. -21-
     8.3 Changes in Law Rendering Eurodollar Lending Unlawful................................................. -21-
     8.4 Funding Losses....................................................................................... -22-

     8.5  Right of Lenders to Fund through Other Offices...................................................... -22-
     8.6  Discretion of Lenders as to Manner of Funding....................................................... -22-
     8.7  Mitigation of Circumstances; Replacement of Affected Lender......................................... -22-
     8.8  Conclusiveness of Statements, Survival of Provisions................................................ -23-

SECTION 9 WARRANTIES.......................................................................................... -23-
     9.1  Organization, etc................................................................................... -23-
     9.2  Authorization; No Conflict.......................................................................... -23-
     9.3  Validity and Binding Nature......................................................................... -24-
     9.4  Information......................................................................................... -24-
     9.5  No Material Adverse Change.......................................................................... -24-
     9.6  Litigation and Contingent Liabilities............................................................... -25-
     9.7  Ownership of Properties; Liens...................................................................... -25-
     9.8  Subsidiaries........................................................................................ -25-
     9.9  Pension and Welfare Plans........................................................................... -25-
     9.10  Investment Company Act............................................................................. -26-
     9.11  Public Utility Holding Company Act................................................................. -26-
     9.12  Regulation U....................................................................................... -26-
     9.13  Taxes.............................................................................................. -26-
     9.14  Solvency, etc...................................................................................... -26-
     9.15  Environmental Matters.............................................................................. -26-
     9.16  Year 2000 Problem.................................................................................. -27-
     9.17  Senior Debt........................................................................................ -27-

SECTION 10 COVENANTS.......................................................................................... -27-
     10.1 Reports, Certificates and Other Information......................................................... -27-
             10.1.1  Audit Report............................................................................. -27-
             10.1.2  Quarterly Reports........................................................................ -27-
             10.1.3  Compliance Certificates.................................................................. -28-
             10.1.4  Reports to SEC and to Shareholders....................................................... -28-
             10.1.5  Notice of Default, Litigation and ERISA Matters.......................................... -28-
             10.1.6  Subsidiaries............................................................................. -29-
             10.1.7  Management Reports....................................................................... -29-
             10.1.8  Projections.............................................................................. -29-
             10.1.9. Other Information........................................................................ -29-

     10.2  Books, Records and Inspections..................................................................... -29-
     10.3  Insurance.......................................................................................... -30-
     10.4  Compliance with Laws, Payment of Taxes and Liabilities............................................. -3O-
     10.5  Maintenance of Existence, etc...................................................................... -30-
     10.6  Financial Covenants................................................................................ -30-
             10.6.1 Minimum Net Worth......................................................................... -30-
             10.6.2 Maximum Leverage.......................................................................... -30-
             10.6.3 Minimum Interest Coverage Ratio........................................................... -30-
             10.6.4 Funded Debt to Cash Flow Ratio............................................................ -31-
             10.6.5 Senior Debt to Tangible Assets............................................................ -31-

             10.6.6 Senior Debt to Cash Flow Ratio............................................................ -31-
     10.7   Limitations on Debt............................................................................... -31-
     10.8   Liens............................................................................................. -32-
     10.9   Asset Sales....................................................................................... -33-
     10.10  Restricted Payments............................................................................... -33-
     10.11  Mergers, Consolidations, Amalgamations, Sales..................................................... -34-
     10.12  Modification of Certain Documents................................................................. -34-
     10.13  Use of Proceeds................................................................................... -34-
     10.14  Further Assurances................................................................................ -35-
     10.15  Transactions with Affiliates...................................................................... -35-
     10.16  Employee Benefit Plans............................................................................ -35-
     10.17  Environmental Laws................................................................................ -35-
     10.18  Unconditional Purchase Obligations................................................................ -35-
     10.19  Inconsistent Agreements........................................................................... -36-
     10.20  Business Activities............................................................................... -36-
     10.21  Advances and Other Investments.................................................................... -36-
     10.22  Location of Assets................................................................................ -37-
     10.23  Activities of Parent.............................................................................. -37-

SECTION 11 CONDITIONS OF LENDING.............................................................................. -37-
     11.1   Notes............................................................................................. -38-
     11.2   Resolutions....................................................................................... -38-
     11.3   Consents, etc..................................................................................... -38-
     11.4   Incumbency and Signature Certificates............................................................. -38-
     11.5   U.S. Guaranty..................................................................................... -38-
     11.6   U.S. Security Agreement........................................................................... -38-
     11.7   Pledge Agreements................................................................................. -38-
     11.8   Opinions of Counsel for the Company............................................................... -39-
     11.9   Intercreditor Agreement........................................................................... -39-
     11.10.................................................................................................... -39-
     11.11  Confirmatory Certificate.......................................................................... -39-
     11.12  Other............................................................................................. -39-

SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT................................................................. -39-
     12.1 Events of Default................................................................................... -39-
             12.1.1 Non-Payment of the Loans, etc............................................................. -39-
             12.1.2 Non-Payment of Other Debt................................................................. -39-
             12.1.3 Other Material Obligations................................................................ -39-
             12.1.4 Bankruptcy, Insolvency, etc............................................................... -40-
             12.1.5 Non-Compliance with Provisions of This Agreement.......................................... -40-
             12.1.6 Warranties................................................................................ -40-
             12.1.7 Pension Plans............................................................................. -40-
             12.1.8 Judgments................................................................................. -40-

             12.1.9 Invalidity of U.S. Guaranty, etc.......................................................... -41-
             11.1.O Invalidity of Collateral Documents, etc................................................... -41-
             12.1.11 Change in Control........................................................................ -41-
             12.1.12 Invalidity of Parent Guaranty, etc....................................................... -41-
     12.2 Effect of Event of Default.......................................................................... -42-

SECTION 13 THE AGENT.......................................................................................... -42-
     13.1  Appointment and Authorization...................................................................... -42-
     13.2  Delegation of Duties............................................................................... -42-
     13.3  Liability of Agent................................................................................. -42-
     13.4  Reliance by Agents................................................................................. -43-
     13.5  Notice of Default.................................................................................. -43-
     13.6  Credit Decision.................................................................................... -43-
     13.7  Indemnification.................................................................................... -44-
     13.8  Agent in Individual Capacity....................................................................... -45-
     13.9  Successor Agent; Assignment of Agency.............................................................. -45-
     13.10 Withholding Tax.................................................................................... -45-

SECTION 14 GENERAL............................................................................................ -47-
     14.1  Waiver; Amendments................................................................................. -47-
     14.2  Confirmations...................................................................................... -48-
     14.3  Notices............................................................................................ -48-
     14.4  Computations....................................................................................... -48-
     14.5  Regulation U....................................................................................... -49-
     14.6  Costs, Expenses and Taxes.......................................................................... -49-
     14.7  Judgment........................................................................................... -49-
     14.8  Captions........................................................................................... -50-
     14.9  Assignments; Participations........................................................................ -50-
             14.9.1 Assignments............................................................................... -50-
             14.9.2 Participations............................................................................ -51-
     14.10   Governing Law.................................................................................... -52-
     14.11   Counterparts..................................................................................... -52-
     14.12   Successors and Assigns........................................................................... -52-
     14.13   Indemnification by the Company................................................................... -52-
     14.14   Forum Selection and Consent to Jurisdiction...................................................... -53-
     14.15   Waiver of Jury Trial............................................................................. -53-
     14.16   Authorization of Certain Documents............................................................... -54-

SCHEDULE 1.1(A)           Lenders and Initial Percentages
SCHEDULE 1.1(B)           Pricing Schedule
SCHEDULE 9.6(a)           Litigation and Contingent Liabilities
SCHEDULE 9.6(b)           Contingent Payments
SCHEDULE 9.7              Properties
SCHEDULE 9.8              Subsidiaries
SCHEDULE 9.15             Environmental Matters
SCHEDULE 10.7(c)          Existing Equipment Debt
SCHEDULE 10.7(g)          Other Existing Debt
SCHEDULE 10.8             Existing Liens
SCHEDULE 12.1.11          Key Executives
SCHEDULE 14.3             Addresses for Notices
EXHIBIT A                 Form of Note (Section 3.1)
EXHIBIT B                 Form of Compliance Certificate (Section 10. 1.4)
EXHIBIT C                 Form of Restated U.S. Guaranty (Section 1)
EXHIBIT D                 Form of Restated U.S. Security Agreement (Section 1)
EXHIBIT E                 Form of Restated Company Pledge Agreement (Section 1)
EXHIBIT F                 Form of Subsidiary Pledge Agreement (Section 11.1.7)
EXHIBIT G                 Form of Subordination Language (Section 1)
EXHIBIT H                 Form of Assignment Agreement (Section 14.9)
EXHIBIT I                 Form of Intercreditor Agreement (Section 11.1.9)
EXHIBIT J                 Form of Exemption Certificate (Section 13.10)

                              TERM LOAN AGREEMENT
                              -------------------

          This TERM LOAN AGREEMENT dated as of July 10, 1998 (this "Agreement")
                                                                    ---------
is entered into among UNITED RENTALS, INC., a Delaware corporation (the "Company"), the financial institutions that are or may from time to time become
 -------
parties hereto (together with their respective successors and assigns, the "Lenders"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (in its
 -------
individual capacity, "BofA"), as Agent.
                      ----

          WHEREAS, the Lenders have agreed to extend term loans to the Company in an aggregate amount equal to U.S.$250,000,000;

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1 DEFINITIONS, ETC.

          1.1  Definitions. When used herein the following terms shall have the
               -----------
following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

          Affected Lender means any Lender that has given notice to the Company
          ---------------
(which has not been rescinded) of (i) any obligation of the Company to pay any amount pursuant to Section 7.5 or 8.1 or (ii) the occurrence of any
                   -----------    ---
circumstances of the nature described in Section 8.2 or 8.3.
                                         -----------    ---

          Affiliate of any Person means (i) any other Person which, directly or
          ---------
indirectly, controls or is controlled by or is under common control with such Person and (ii) any officer or director of such Person.

          Agent means BofA in its capacity as agent for the Lenders hereunder
          -----
and any successor thereto in such capacity.

          Agent-Related Persons means the Agent and any successor thereto in
          ---------------------
such capacity hereunder, together with their respective Affiliates (including the Arranger) and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          Agreement - see the Preamble.
          ---------           --------

          Arranger means BancAmerica Robertson Stephens, a Delaware corporation.
          --------

          Assignment Agreement - see Section 14.9.1.
          --------------------       --------------

          Base Rate means at any time the greater of (a) the Federal Funds Rate
          ---------
plus 0.5% and (b) the Reference Rate.

          Base Rate Tranche means any Tranche which bears interest at or by
          -----------------
reference to the Base Rate.

          BofA - see the Preamble.
          ----           --------

          Business Day means any day on which BofA is open for commercial
          ------------
banking business in Chicago, New York and San Francisco and, in the case of a Business Day which relates to a Eurodollar Tranche, on which dealings are carried on in the applicable offshore U.S. Dollar interbank market.

          Canadian Subsidiary means any Subsidiary of the Company which is
          -------------------
organized under the federal or provincial laws of Canada and which carries on its business primarily in Canada.

          Capital Lease means, with respect to any Person, any lease of (or
          -------------
other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

          Cash Equivalent Investment means, at any time, (a) any evidence of
          --------------------------
Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a "Bank" under and as defined in the Credit Agreement or a Lender or its holding company for such a "Bank" or a Lender (any such Person a "Permitted Bank")) rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., (c) any certificate of deposit (or time deposits represented by such certificates of deposit) or bankers acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by any Permitted Bank or a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than U.S.$500,000,000, (d) any repurchase agreement entered into with any Permitted Bank (or other commercial banking institution of the stature referred to in clause (c)) which (i) is secured by a fully perfected security interest in
      ----------
any obligation of the type described in any of clauses (a) through (c) and (ii)
                                               ----------           -
has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Permitted Bank (or other commercial banking institution) thereunder and (e) investments in short-term asset management accounts offered by any Permitted Bank for the purpose of investing in loans to any corporation (other than Parent or an Affiliate of Parent), state or municipality, in each case organized under the laws of any state of the United States or of the District of Columbia.

          Cash Flow means, as of the last day of any Fiscal Quarter,
          ---------
Consolidated Net Income for the period of four Fiscal Quarters ending on such day plus, to the extent deducted in determining such Consolidated Net Income,
    ----
Interest Expense, income tax expense, depreciation and
amortization for such period, all calculated on a pro forma basis in accordance
                                                  --- -----
with Article 11 of Regulation S-X of the SEC.

          Closing Date means the date the Loans are made hereunder.
          ------------

          Code means the Internal Revenue Code of 1986.
          ----

          Collateral Agent means BofA in its capacity as Collateral Agent under
          ----------------
the Intercreditor Agreement and any successor thereto in such capacity.

          Collateral Documents means the Company Pledge Agreement, each
          --------------------
Subsidiary Pledge Agreement, the U.S. Security Agreement, and any other agreement pursuant to which the Company or any Subsidiary grants a Lien on collateral to the Collateral Agent.

          Company - see the Preamble.
          -------           --------

          Company Pledge Agreement means the Restated Company Pledge Agreement
          ------------------------
dated as of July 10, 1998 between the Company and the Collateral Agent substantially in the form of Exhibit E.
                             ---------

          Computation Period means each of the following periods: (i) the period
          ------------------
of two Fiscal Quarters ended June 30, 1998; (ii) the period of three Fiscal Quarters ending September 30, 1998; and (iii) each period of four Fiscal Quarters ending on the last day of a Fiscal Quarter on or after December 31, 1998.

          Consolidated Net Income means, with respect to Parent and its
          -----------------------
Subsidiaries for any period, the net income (or loss) of Parent and its Subsidiaries for such period, excluding any extraordinary gains during such
                              ---------
period.

          Contingent Payment means any payment that has been (or is required to
          ------------------
be) made under any of the following circumstances:

               (a) such payment is required to be made by the Company or any Subsidiary in connection with the purchase of any asset or business, where the obligation of the Company or the applicable Subsidiary to make such payment (or the amount thereof) is contingent upon the financial or other performance of such asset or business on an ongoing basis (e.g., based on revenues or similar measures of performance);

               (b) such payment is required to be made by the Company or any Subsidiary in connection with the achievement of any particular business goal (excluding employee compensation and bonuses in the ordinary course of business);

               (c) such payment is required to be made by the Company or any Subsidiary under circumstances similar to those described in clause
                                                                       ------
          (a) or (b) or provides substantially the same economic incentive as
          ---    ---
          would a payment described in clause (a) or (b); or
                                       ----------    ---

               (d) such payment is required to be made by the Company or any Subsidiary in connection with the purchase of any real estate, where the obligation to make such payment is contingent on any event or condition (other than customary closing conditions for a purchase of real estate).

          Controlled Group means all members of a controlled group of
          ----------------
corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Parent, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

          Credit Agreement means the Third Amended and Restated Credit Agreement
          ----------------
dated as of May 12, 1998 among the Company, UR Canada, various financial institutions, Bank of America Canada, as Canadian Agent, and BofA, as U.S. Agent.

          Debt of any Person means, without duplication, (a) all indebtedness of
          ----
such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person, (c) all obligations of such Person to pay the deferred purchase price of property or services (including Contingent Payments and Holdbacks but excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person (it being understood that if such Person has not assumed or otherwise become personally liable for any such indebtedness, the amount of the Debt of such Person in connection therewith shall be limited to the lesser of the face amount of such indebtedness or the fair market value of all property of such Person securing such indebtedness), (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account or upon the application of such Person, (f) net liabilities of such Person under all Hedging Obligations and (g) all Suretyship Liabilities of such Person.

          Dollar Equivalent means, at any time, (a) as to any amount denominated
          -----------------
in U.S. Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in U.S. Dollars as determined by the Agent at such time on the basis of the Spot Rate for the purchase of U.S. Dollars with such currency.

          Environmental Claims means all claims, however asserted, by any
          --------------------
governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

          Environmental Laws means all federal, state, provincial or local laws,
          ------------------
statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to environmental, health, safety and land use matters.

          ERISA means the Employee Retirement Income Security Act of 1974.
          -----

          Eurodollar Tranche means any Tranche which bears interest at a rate
          ------------------
determined by reference to the Eurodollar Rate.

          Eurodollar Office means, with respect to any Lender, the office or
          -----------------
offices of such Lender which shall be making or maintaining a Eurodollar Tranche of such Lender hereunder or such office or offices through which the Agent determines the Eurodollar Rate. A Eurodollar Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

          Eurodollar Rate means, with respect to any Eurodollar Tranche for any
          ---------------
Interest Period, the rate of interest per annum (rounded upward, if necessary, to the next 1/16th of 1%) determined by the Agent as follows:

               Eurodollar Rate =                     IBOR
                                 _______________________________________
                                   1.00 - Eurodollar Reserve Percentage
          where,
                     Eurodollar Reserve Percentage means, for any day for any
                     -----------------------------
               Interest Period, a percentage (expressed as a decimal, rounded upward, if necessary, to an integral multiple of 1/100th of 1%) in effect on such day under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                     IBOR means the rate per annum determined by the Agent to be
                     ----
               the arithmetic mean of the rates of interest per annum notified to the Agent by each Reference Lender as the rate of interest at which deposits in U.S. Dollars in immediately available funds are offered by the Eurodollar Office of such Reference Lender two Business Days prior to the beginning of such Interest Period to major banks in the interbank eurodollar market as at or about 10:00 a.m., Chicago time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal or comparable to the amount of the Eurodollar Loan of such Reference Lender for such Interest Period.

          Event of Default means any of the events described in Section 12.1.
          ----------------                                      ------------

          Federal Funds Rate means, for any day, the rate set forth in the
          ------------------
weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          Fiscal Ouarter means a fiscal quarter of a Fiscal Year.
          --------------

          Fiscal Year means the fiscal year of Parent and its Subsidiaries,
          -----------
which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1997") refer to the Fiscal Year ending on December 31 of such calendar year.

          Fixed Rate Margin  - see Schedule I.I(B).
          -----------------        ---------------

          Floating Rate Margin - see Schedule I.I(B).
          --------------------       ---------------

          Foreign Subsidiary means each Subsidiary of the Company which is
          ------------------
organized under the laws of any jurisdiction other than, and which is conducting the majority of its business outside of, the United States or any state thereof.

          FRB means the Board of Governors of the Federal Reserve System, and
          ---
any governmental authority succeeding to any of its principal functions.

          Funded Debt means all Debt of Parent and its Subsidiaries, excluding
          -----------
(i) contingent obligations in respect of undrawn letters of credit and Suretyship Liabilities (except to the extent constituting contingent obligations or Suretyship Liabilities in respect of Funded Debt of a Person other than Parent or any Subsidiary), (ii) Hedging Obligations, (iii) Debt of the Company to Subsidiaries and Debt of Subsidiaries to the Company or to other Subsidiaries and (iv) Debt (including guaranties thereof) in respect of the QuIPS Debentures and the QuIPS Preferred Securities.

          Funded Debt to Cash Flow Ratio means, as of the last day of any Fiscal
          ------------------------------
Quarter, the ratio of (i) Funded Debt as of such day to (ii) Cash Flow as of such day.

          GAAP means generally accepted accounting principles set forth from
          ----
time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of

Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

          Group means a group of Tranches of the same Type and, in the case of
          -----
Eurodollar Tranches, which have the same Interest Period.

          Hedging Obligations means, with respect to any Person, all liabilities
          -------------------
of such Person under interest rate, currency and commodity swap agreements, cap agreements and collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

          Holdback means an unsecured, non-interest-bearing obligation of the
          --------
Company or any Subsidiary to pay a portion of the purchase price for any purchase or other acquisition permitted hereunder which matures within nine months of the date of such purchase or other acquisition.

          Immaterial Law means any provision of any Environmental Law the
          --------------
violation of which will not (a) violate any judgment, decree or order which is binding upon Parent or any Subsidiary, (b) result in or threaten any injury to public health or the environment or any material damage to the property of any Person or (c) result in any liability or expense (other than any de minimis
                                                                 -- -------
liability or expense) for Parent or any Subsidiary; provided that no provision of any Environmental Law shall be an Immaterial Law if the Agent has notified the Company that the Required Lenders have determined in good faith that such provision is material.

          Intercreditor Agreement - see Section 11.9.
          ------------------------      ------------

          Interest Coverage Ratio means the ratio of (a) Consolidated Net Income
          -----------------------
before deducting Interest Expense, income tax expense and Rentals for any Computation Period to (b) Interest Expense plus Rentals for such Computation
                                           ----
Period.

          Interest Expense means for any period the consolidated interest
          ----------------
expense of Parent and its Subsidiaries for such period (including, without duplication, interest paid on the QuIPS Debentures distributions on (but not redemptions of the QuIPS Preferred Securities, imputed interest on Capital Leases and any interest which is capitalized but excluding amortization of deferred financing costs).

          Interest Period means, as to any Eurodollar Tranche, the period
          ---------------
commencing on the date such Tranche is borrowed or continued as, or converted into, a Eurodollar Tranche and ending on the date one, two, three or six months thereafter as selected by the Company pursuant to Section 2.2 or 2.3, as the
                                                  ------- ---    ---
case may be; provided that:
             --------

                    (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                    (ii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                    (iii) the Company may not select any Interest Period which would extend beyond any date on which an installment of the Notes is scheduled to be paid pursuant to Section 3 if, after giving
                                                   ---------
               effect to such selection, the aggregate principal amount of all Eurodollar Tranches having Interest Periods ending after such date would exceed the aggregate principal amount of the Notes scheduled to be outstanding after payment of such installment.

          Investment means, relative to any Person, (a) any loan or advance made
          ----------
by such Person to any other Person (excluding any commission, travel or similar advances made to directors, officers and employees of Parent or any of its Subsidiaries), (b) any Suretyship Liability of such Person, (c) any ownership or similar interest held by such Person in any other Person and (d) deposits and the like relating to prospective acquisitions of businesses (excluding deposits placed in escrow pursuant to bona fide arrangements that provide for the return of such deposits to the Company or the applicable Subsidiary in the event that the related transaction is not consummated for any reason by a date certain).

          Lender - see the Preamble.
          ------           --------

          Lien means, with respect to any Person, any interest granted by such
          ----
Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge, hypothecation or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

          Loan - see.Section 2.1.
          ----       -----------

          Loan Documents means this Agreement, the Notes, the U.S. Guaranty, the
          --------------
Collateral Documents and, after the Restructuring, the Parent Guaranty.

          Loan Party means the Company, each Subsidiary of the Company which is
          ----------
a party to any Loan Document and, after the Restructuring, Parent.

          Margin Stock means any "margin stock" as defined in Regulation U of
          ------------
the FRB.

          Material Adverse Effect means (a) a material adverse change in, or a
          -----------------------
material adverse effect upon, the financial condition, operations, assets, business, properties or prospects of Parent and its Subsidiaries taken as a whole, or (b) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against Parent, the Company or any Subsidiary of the Company of any Loan Document.

         Multiemployer Pension Plan means a multiemployer plan, as such term is
         --------------------------
defined in Section 4001(a)(3) of ERISA, and to which Parent or any member of the Controlled Group may have any liability.

          Net Worth means the sum of (a) Parent's consolidated stockholders'
          ---------
equity (including preferred stock accounts) plus (b) to the extent, if any, not included in such stockholders' equity, the outstanding amount of the QUIPS Preferred Securities.

          Note - see Section 3.
          ----       ---------

          Parent means (a) prior to the Restructuring, the Company, and (b)
          ------
thereafter, the holding company of which the Company becomes a direct wholly-owned Subsidiary as a result of the Restructuring.

          Parent Guaranty - see Section 10.14.
          ---------------       -------------

          PBGC means the Pension Benefit Guaranty Corporation and any entity
          ----
succeeding to any or all of its functions under ERISA.

          Pension Plan means a "pension plan", as such term is defined in
          ------------
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which Parent or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning, of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

          Percentage means, with respect to any Lender, the percentage specified
          ----------
opposite such Lender's name on Schedule 1.1 (A), reduced (or increased) by
                               ----------------
assignments pursuant to Section 14.9.1.
                        --------------

          Person means any natural person, corporation, partnership, trust,
          ------
limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

          QuIPS Debentures means convertible subordinated debentures issued by
          ----------------
Parent to a QUIPS Trust relating to QuIPS Preferred Securities substantially on the terms set forth in the QuIPS Term Sheet.

          QuIPS Preferred Securities means convertible trust originated
          ---------------------------
preferred securities issued by a QuIPS Trust substantially on the terms set forth in the QuIPS Term Sheet.

          QuIPS Term Sheet means the Indicative Term Sheet for the proposed
          ----------------
quarterly income preferred securities to be issued by the QuIPS Trust delivered to the Lenders on July 2, 1998.

          QuIPS Trust means a special purpose Delaware business trust
          -----------
established by Parent, of which Parent holds all the common securities, which is to issue QuIPS Preferred Securities, and which is to lend to Parent (such loan to be evidenced by QuIPS Debentures) the net proceeds of issuance and sale of such QuIPS Preferred Securities.

          Reference Lenders means BofA and any other Lender designated by the
          -----------------
Company and the Agent (which shall promptly notify each Lender of such designation) as a "Reference Lender".

          Reference Rate means, for any day, the rate of interest in effect for
          --------------
such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

          Related Fund means, with respect to any Lender which is a fund that
          ------------
invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          Rentals means the aggregate fixed amounts payable by Parent or any
          -------
Subsidiary under any lease of (or other agreement conveying the right to use) any real or personal property by Parent or any Subsidiary, as lessee, other than
(i) any Capital Lease or (ii) any lease with a remaining term of six months or less which is not renewable solely at the option of the lessee.

          Required Lenders means Lenders having Percentages aggregating 51% or
          ----------------
more.

          Restructuring means a transaction effected to create a holding company
          -------------
of the Company, pursuant to which the Company becomes a direct wholly-owned Subsidiary of such holding company, and as a result of which the holders of capital stock of such holding company are, upon consummation of such transaction, substantially the same as the holders of the common stock of the Company immediately prior to such transaction.

          SEC means the Securities and Exchange Commission.
          ---

          Seller Subordinated Debt means unsecured indebtedness of the Company
          ------------------------
          that:

               (a) is subordinated, substantially upon the terms set forth in Exhibit G or other terms that are more favorable to the Agent and the
          ---------
          Lenders, in right of payment to the payment in full in cash of the Loans and all other amounts owed under the Loan Documents (whether or not matured or due and payable); and

               (b) represents all or part of the purchase price payable by the Company in connection with a transaction described in Section 10.11(c)
                                                                ---------------

          Senior Debt means all Funded Debt of Parent and its Subsidiaries other
          -----------
than Subordinated Debt.

          Senior Subordinated Indenture means the Indenture dated as of May 22,
          -----------------------------
1998 among the Company, various Subsidiaries of the Company and State Street Bank and Trust Company, as Trustee.

          Spot Rate for a currency means the rate quoted by BofA as the spot
          ---------
rate for the purchase by BofA of such currency with another currency in accordance with its customary procedures at approximately 10:00 a.m. (Chicago time) on the date on which the foreign exchange computation is made.

          Subordinated Debt means (i) the $200,000,000 of unsecured senior
          -----------------
subordinated notes issued pursuant to the Senior Subordinated Indenture and the unsecured subordinated guaranties thereof provided for in the Senior Subordinated Indenture, (ii) Seller Subordinated Debt and (iii) any other unsecured indebtedness of the Company which (x) is owed to Persons other than officers, employees, directors or Affiliates of the Company, (y) has no amortization prior to August 31, 2005 and (z) has subordination terms and covenants approved by the Required Lenders, the approval of which shall not be unreasonably withheld.

          Subsidiary means, with respect to any Person, a corporation, limited
          ----------
liability company, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, more than 50% of the voting stock, membership interests or similar equity interests. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Parent.

          Subsidiary Pledge Agreement means each pledge agreement substantially
          ---------------------------
in the form of Exhibit F (or such other form as is acceptable to the Collateral
               ---------
Agent) issued by any Subsidiary, whether pursuant to Section 11.7 or Section 10.
                                                     ------------    -----------
14.
--

          Suretyship Liability means, with respect to any Person, any liability
          --------------------
of such Person with respect to any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

          Tangible Assets means at any time all assets of Parent and its
          ---------------
Subsidiaries excluding all Intangible Assets. For purposes of the foregoing,
             ---------
"Intangible Assets" means goodwill, patents, trade names, trademarks,
 -----------------
copyrights, franchises, experimental expense, organization expense and any other assets that are properly classified as intangible assets in accordance with GAAP.

          Tranche refers to a portion of a Loan bearing interest at a particular
          -------
interest rate and, in the case of a portion bearing interest based on the Eurodollar Rate, having a particular Interest Period.

          Type of Tranche refers to the interest rate basis for a Tranche, The
          ---------------
"Types" of Tranches are Base Rate Tranches and Eurodollar Tranches.

          Unmatured Event of Default means any event that, if it continues
          --------------------------
uncured, will, with lapse of time or notice or both, constitute an Event of Default.

          UR Canada means United Rentals of Canada, Inc., an Ontario
          ---------
corporation.

          U.S. Dollar and the sign "U.S.$" mean lawful money of the United
          -----------               -----
States of America.

          U.S. Guaranty means the Restated Guaranty dated as of July 10, 1998
          -------------
executed by various Subsidiaries of the Company substantially in the form of Exhibit C.
---------

          USR Merger Agreement means the Agreement and Plan of Merger among
          ----------------------
U.S. Rentals, Inc., the Company and LTR Acquisition Corporation dated as of June 15, 1998, as the same may be amended pursuant to its terms.

          U.S. Security Agreement means the Restated Security Agreement dated as
          -----------------------
of July 10, 1998 among the Company, various Subsidiaries of the Company and the Collateral Agent substantially in the form of Exhibit D.
                                              ---------

          U.S. Subsidiary means any Subsidiary of the Company other than a
          ---------------
Foreign Subsidiary.

     Welfare Plan means a "welfare plan", as such term is defined in
     ------------
     Section 3(l) of ERISA.

     1.2  Other Interpretive Provisions.
          -----------------------------

               (a)   Section, Schedule and Exhibit references are to this
                     -------  --------     -------
Agreement unless otherwise specified.

               (b) (i) The term "including" is not limiting and means "including without limitation."

               (ii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (c) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

          (d) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (e) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Agent or the Lenders merely because of the Agent's or Lenders' involvement in their preparation.

     SECTION 2 COMMITMENT TO LEND; TRANCHES OF LOANS.

     2.1  Term Loans. On and subject to the terms and conditions of this
          ----------
Agreement, each of the Lenders, severally and for itself alone, agrees to make a term loan to the Company (each such term loan, a "Loan") on the Closing Date in
                                                  ----
such Lender's Percentage of U.S.$250,000,000. Each Loan may be divided into Tranches from time to time, provided that (i) not more than eight different
                            --------
Groups of Eurodollar Tranches shall be outstanding at any one time and (ii) the aggregate principal amount of each Group of Eurodollar Tranches shall at all times (including after giving effect to any conversion or continuation) be at least U.S.$500,000.

     2.2  Borrowing Procedure. The Company shall give written notice to the
          -------------------
Agent of the proposed borrowing of the Loans not later than (a) if all of the Loans initially are to bear interest at the Base Rate, 10:00 A.M., Chicago time, on the proposed date of borrowing, and (b) otherwise, 9:00 A.M., Chicago time, two Business Days prior to the proposed date of borrowing. Such notice shall be effective upon receipt by the Agent and shall specify the date (which shall be a Business Day) of borrowing and, if applicable, the amount of and the initial Interest Period for each Group of Eurodollar Tranches. Promptly upon receipt of such notice, the Agent shall advise each Lender thereof Not later than 1:00 p.m., Chicago time, on the date of the proposed borrowing, each Lender shall provide the Agent at the office specified by the Agent with immediately available funds in the amount of such Lender's Loan and, subject to the satisfaction of the conditions precedent set forth in Section 11, the Agent
                                                      ----------
shall pay over the proceeds of the Loans to the Company on such date.

     2.3  Conversion and Continuation Procedures. (a) Subject to Section 2.2,
          --------------------------------------                 -----------
the Company may, upon irrevocable written notice to the Agent in accordance with clause (b) below:
----------

               (i) elect, as of any Business Day, to convert any Group of Tranches (or any part thereof in an aggregate amount not less than U.S.$500,000) into Tranches of the other Type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any Group of Eurodollar Tranches having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than U.S. $500,000) for a new Interest Period.

          (b) The Company shall give written or telephonic (followed immediately by written confirmation thereof) notice to the Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Tranches, 10:00 A.M., Chicago time, on the proposed date of such conversion; and (ii) in the case of conversion into or continuation of Eurodollar Tranches, 9:00 A.M., Chicago time, at least two Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

               (1)  the proposed date of conversion or continuation;

               (2) the aggregate amount of the Tranches to be converted or continued;

               (3) the Type of Tranches resulting from the proposed conversion or continuation; and

               (4) in the case of conversion into, or continuation of, Eurodollar Tranches, the duration of the requested Interest Period therefor.

               (c) If upon the expiration of any Interest Period applicable to any Eurodollar Tranche, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Tranche, the Company shall be deemed to have elected to convert such Eurodollar Tranche into a Base Rate Tranche effective on the last day of such Interest Period.

               (d) The Agent will promptly notify each Lender of its receipt of a notice of conversion or continuation pursuant to this Section 2.3
                                                                  -----------
          or, if no timely notice is provided by the Company, of the details of any automatic conversion.

               (e) Unless the Required Lenders otherwise consent, during the existence of an Event of Default or Unmatured Event of Default, the Company may not elect to have any portion of a Loan converted into or continued as a Eurodollar Tranche.

          2.4  Pro Rata Treatment. Except as otherwise expressly provided
               ------------------
herein, the borrowing and all conversions, continuations and repayments shall be effected so that after giving effect thereto each Lender will have a pro rata share (according to its Percentage) of all Types and Groups of Tranches.

          2.5  Committments Several. The failure of any Lender to make its Loan
               --------------------
shall not relieve any other Lender of any obligation to make its Loan, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender.

          SECTION 3 NOTES EVIDENCING LOANS.

          Each Lender's Loan shall be evidenced by a promissory note (each a "Note") substantially in the form set forth in Exhibit A with appropriate
 ----                                          ---------
insertions, payable to the order of such Lender in 24 quarterly installments beginning on September 30, 1999 and continuing through June 30, 2005. Each of the first 23 installments shall be in an amount equal to such Lender's Percentage of U.S. $625,000; and the final installment shall be in an amount equal to such Lender's Percentage of U.S. $235,625,000.

          SECTION 4 INTEREST.

          4.1  Interest Rates. The Company promises to pay interest on the
               --------------
unpaid principal amount of each Tranche of each Loan, as follows:

               (a) at all times while such Tranche is a Base Rate Tranche, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Floating Rate Margin from time to time in effect; and

          (b) at all times while such Tranche is a Eurodollar Tranche, at a rate per annum equal to the sum of the Eurodollar Rate applicable to each Interest Period for such Tranche plus the Fixed Rate Margin from time to time in effect; provided, however, that at any time an Event of Default
                     --------  -------
     exists, the interest rate applicable to each Tranche shall be increased by 2%.

     4.2 Interest Payment Dates. Accrued interest on each Base Rate Tranche
         ----------------------
shall be payable in arrears on the last day of each calendar month and at maturity. Accrued interest on each Eurodollar Tranche shall be payable on the last day of each Interest Period for such Tranche (and, in the case of a Eurodollar Tranche with a six-month Interest Period, on the three-month anniversary of the first day of such Interest Period) and at maturity. After maturity, accrued interest on all Tranches shall be payable on demand.

     4.3 Setting and Notice of Certain Rates. The applicable Eurodollar Rate
         -----------------------------------
for each Interest Period shall be determined by the Agent, and notice thereof shall be given by the Agent promptly to the Company and the Lenders. Each determination of the applicable Eurodollar Rate by the Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Agent shall, upon written request of the Company or any Lender, deliver to the Company or such Lender a statement showing the computations used by the Agent in determining any applicable Eurodollar Rate.

     4.4 Computation of Interest.
         -----------------------

                (a) All computations of interest on Base Rate Tranches when the Base Rate is determined by the Reference Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest shall accrue during each period during which interest is computed from the first day thereof to the last day thereof.

                (b) If for any reason whatsoever a Reference Lender ceases to be a Lender hereunder, such Reference Lender shall thereupon cease to be a Reference Lender, and the Eurodollar Rate shall be determined on the basis of the rates as notified by the remaining Reference Lender(s).

                (c) Each of the Reference Lenders shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any Reference Lender fails to supply such rates to the Agent upon its request, the Eurodollar Rate shall be determined on the basis of the quotations of the remaining Reference Lender(s).

                (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

                (e) The applicable interest rate for each Base Rate Tranche shall change simultaneously with each change in the Base Rate.

         SECTION 5 FEES.

         5.1    Closing Fees. On the Closing Date, the Company shall pay to the
                ------------
Agent for the account of each Lender a closing fee in an amount equal to 0.10% of such Lender's Percentage of U.S. $250,000,000.

         5.2    Arrangement and Agent's Fees. The Company agrees to pay to the
                ----------------------------
Arranger and the Agent such arrangement and agent's fees as are mutually agreed to from time to time by the Company, the Arranger and the Agent.

         SECTION 6 PREPAYMENTS.

         The Company may from time to time prepay the Loans, in whole or in part, without penalty. The Company shall give the Agent (which shall promptly advise each Lender) notice of any prepayment not later than 10:00 A.M., Chicago time, on the day of such prepayment, specifying the Tranches to be prepaid and the date and amount of prepayment. Each partial prepayment of Loans shall be in a principal amount of at least U.S.$500,000. Any prepayment of a Eurodollar Tranche on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4. All prepayments shall be applied pro rata to the then-
           -----------
remaining installments of the Notes.

         SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

         7.1    Making of Payments. (a) All payments of principal of or interest
                ------------------
on the Notes shall be made by the Company to the Agent in immediately available funds at the office specified by the Agent not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Agent on the next following Business Day. The Company hereby authorizes and instructs the Agent to charge any demand deposit account of the Company maintained with BofA for the amount of any such payment on the due date therefor, and (subject to there being a sufficient balance in such account for such purpose) the Agent agrees to do so, provided that the Agent's failure to so charge any such account shall
          --------
in no way affect the obligation of the Company to make any such payment. The Agent shall promptly remit to each Lender its share of all such payments received in collected funds by the Agent for the account of such Lender.

                (b) All payments under Section 8.1 shall be made by the Company
                                       -----------
directly to the Lender entitled thereto.

                (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand the amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         7.2    Due Date Extension. If any payment of principal or interest with
                ------------------
respect to any of the Loans falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Tranche, such immediately following Business Day is the first Business Day of a calendar month, in which case such date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

         7.3    Setoff. The Company agrees that the Agent and each Lender have
                ------
all rights of set-off and bankers' lien provided by applicable law, and in addition thereto, the Company agrees that at any time (a) any payment or other amount owing by the Company under this Agreement is then due to the Agent or any Lender or (b) any Unmatured Event of Default under Section 12.1.4 with respect
                                                   --------------
to the Company or any Event of Default exists, the Agent and each Lender may apply to the payment of such payment or other amount (or, in the case of clause
                                                                         ------
(b), to any obligations of the Company hereunder, whether or not then due) any
---
and all balances, credits, deposits, accounts or moneys of the Company then or thereafter with the Agent or such Lender.

         7.4    Proration of Payments. If any Lender shall obtain any payment or
                ---------------------
other recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to Section 8.7 or 14.9) on account
                                                 -----------    ----
of principal of or interest on any Note in excess of its pro rata share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the applicable Notes then held by them, such Lender shall purchase from the other Lenders such participation in the applicable Notes held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided however,
                                                            --------, -------
that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery (but without interest).

         7.5    Taxes. (a) All payments of principal of, and interest on, the
                -----
Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction
                                      -----
from any payment to be made by the Company hereunder (including any additional amount or amounts to be paid under this Section 7.5) is required in respect of
                                         -----------
any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

                (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                (ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority, and

                (iii) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Company will promptly pay such additional amounts (including any penalty, interest and expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

         (b) If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the applicable Lender, the required receipts or other required documentary evidence, the Company shall indemnify such Lender for any incremental Taxes, interest or penalties that may become payable by any such Lender as a result of any such failure. For purposes of this Section 7.5, a distribution hereunder by the Agent
                              -----------
to or for the account of any Lender shall be deemed a payment by the Company.

         (c) Upon the request from time to time of the Company or the Agent, each Lender that is organized under the laws of a jurisdiction other than the United States of America or any state thereof shall execute and deliver to the Company and the Agent one or more (as the Company or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms

1001 or such other forms or documents, appropriately completed, as may be applicable to establish the extent, if any, to which a payment by the Company to such Lender is exempt from withholding or deduction of Taxes.

         (e) The obligations of the Company under this Section 7.5 (i) are
                                                       -----------
subject to the limitations set out in Section 14.9.1 and (ii) shall survive
                                      --------------
repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

         SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR TRANCHES.

         8.1 Increased Costs.
             ---------------

         (a) If, after the date hereof, the adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Eurodollar Office of such Lender) with any request or directive (whether or not having, the force of law) of any such authority, central bank or comparable agency

                (A) shall subject any Lender (or any Eurodollar Office of such Lender) to any tax, duty or other charge with respect to its Eurodollar Tranches, its Note or its obligation to maintain Eurodollar Tranches, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Tranches or any other amounts due under this Agreement in respect of its Eurodollar Tranches or its obligation to maintain Eurodollar Tranches (except for changes in the rate of tax on the overall net income of such Lender or its Eurodollar Office imposed by the jurisdiction in which such Lender's principal executive office or Eurodollar Office is located); or

                (B) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of interest rates pursuant to Section 4),
                                                                     ---------
         special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or any Eurodollar Office of such Lender); or

                (C) shall impose on any Lender (or its Eurodollar Office) any other condition affecting its Eurodollar Tranches, its Note or its obligation to maintain Eurodollar Tranches;

and the result of any of the foregoing is to increase the cost to (or, in the case of Regulation D of the FRB, to impose a cost on) such Lender (or any Eurodollar Office of such Lender) of making, maintaining or participating in any Eurodollar Tranche, or to reduce the amount of any sum received or receivable by such Lender (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand, a copy of which shall be furnished to the Agent), the Company shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction.

         (b) If any Lender shall reasonably determine that the adoption or phase-in of or any change in any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, within 10 days after demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand, a copy of which shall be furnished to the Agent), the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling Person for such reduction.

         8.2    Basis for Determining Interest Rate Inadequate or Unfair. If
                --------------------------------------------------------
with respect to any Interest Period:

                (a) none of the Reference Lenders are being offered deposits in Dollars (in the applicable amounts) in the interbank Eurodollar market for such Interest Period, or the Agent otherwise reasonably determines (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the interbank Eurodollar market adequate and reasonable means do not exist for ascertaining the Eurodollar Rate; or

                (b) Lenders having an aggregate Percentage of 30% or more advise the Agent that the Eurodollar Rate, as determined by the Agent, will not adequately and fairly reflect the cost to such Lenders of maintaining or funding their Eurodollar Tranches for such Interest Period (taking into account any amount to which such Lenders may be entitled under Section 8.1) or that the maintaining or funding of
                        -----------
         Eurodollar Tranches has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Tranches;

then the Agent shall promptly notify the Company and the Lenders thereof and, so
----
long as such circumstances shall continue, (i) no Lender shall be under any obligation to convert into Eurodollar Tranches and (ii) on the last day of the current Interest Period for each Eurodollar Tranche, such Tranche shall, unless then repaid in full, automatically convert to a Base Rate Tranche.

         8.3 Changes in Law Rendering Eurodollar Lending Unlawful. If any change
             ----------------------------------------------------
in (including the adoption of any new) applicable laws or regulations, or any change in the interpretation of applicable laws or regulations by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund any Eurodollar Tranche, then such Lender shall promptly notify the Company and the Agent and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert into Eurodollar Tranches (but shall make or maintain Base Rate Tranches concurrently with the making of or conversion into Eurodollar Tranches by the Lenders which are not so affected, in each case in an amount equal to such Lender's pro rata share of all Eurodollar Tranches which would be made or converted into at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Tranche of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Tranche shall, unless then repaid in full, automatically convert to a Base Rate Tranche. Each Base Rate Tranche maintained by a Lender which, but for the circumstances described in the foregoing sentence, would be a Eurodollar Tranche (an "Affected Tranche") shall remain outstanding for the same period as
             ----------------
the Group of Eurodollar Tranches of which such Affected Tranche would be a part absent such circumstances.

         8.4 Funding Losses. The Company hereby agrees that upon demand by any
             --------------
Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Agent), the Company will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Tranche), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any Eurodollar Tranche of such Lender on a date other than the last day of an Interest Period for such Tranche (including any conversion pursuant to Section 8.3) or (b) any failure of the Company to borrow, convert
            -----------
into, continue or prepay any Eurodollar Tranche on a date specified therefor in a notice of borrowing, conversion, continuation or prepayment pursuant to this Agreement. For this purpose, all notices to the Agent pursuant to this Agreement shall be deemed to be irrevocable.

         8.5 Right of Lenders to Fund through Other Offices. Each Lender may, if
             ----------------------------------------------
it so elects, fulfill its commitment as to any Eurodollar Tranche by causing a foreign branch or affiliate of such Lender to maintain or fund such Tranche, provided that in such event for the purposes of this Agreement such Tranche
--------
shall be deemed to have been maintained and funded by such Lender and the obligation of the Company to repay such Lender's Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or affiliate.

         8.6 Discretion of Lenders as to Manner of Funding. Notwithstanding any
             ---------------------------------------------
provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loan in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Tranche during each Interest Period for such Tranche through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the IBOR (as defined in the definition of Eurodollar Rate) for such Interest Period.

         8.7 Mitigation of Circumstances; Replacement of Affected Lender.
             -----------------------------------------------------------

         (a) Each Lender shall promptly notify the Company and the Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's good faith judgment, otherwise disadvantageous to such Lender) to mitigate or avoid,
(i) any obligation of the Company to pay any amount pursuant to Section 7.5 or
                                                                -----------
8.1 or (ii) the occurrence of any circumstances of the nature described in
---
Section 8.2 or 8.3, and, if any Lender has given notice of any event described
-----------    ---
in clause (i) or (ii) above and thereafter such event ceases to exist, such
   ---------      --
Lender shall promptly so notify the Company and the Agent. Without limiting the foregoing, each Lender will designate a different funding, office if such designation will avoid (or reduce the cost to the Company of) any event described in clause (i) or (ii) of the preceding sentence and such designation
             ---------      --
will not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

         (b) At any time any Lender is an Affected Lender, the Company may replace such Affected Lender as a party to this Agreement with one or more other bank(s) or financial institution(s) reasonably satisfactory to the Agent (and upon notice from the Company such Affected Lender shall assign pursuant to an Assignment Agreement, and without recourse or warranty, its Loan, its Note and all of its other rights and obligations hereunder to such replacement bank(s) or other financial institution(s) for a purchase price equal to the sum of the principal amount of the Loan so assigned, all accrued and unpaid interest thereon, any amounts payable under Section 8.4 as a result of such Lender
                                   -----------
receiving payment of any Eurodollar Tranche prior to the end of an Interest Period therefor and all other obligations owed to such Affected Lender hereunder).

         8.8 Conclusiveness of Statements; Survival of Provisions.
             ----------------------------------------------------
Determinations and statements of any Lender pursuant to Section 8.1, 8.2, 8.3 or
                                                        -----------  ---  ---
8.4 shall be conclusive absent demonstrable error. Lenders may use reasonable
---
averaging and attribution methods in determining
compensation under Sections 8.1 and 8.4, and the provisions of such Sections
                   ------------     ---
shall survive repayment of the Loans, cancellation of the Notes and any termination of this Agreement.

         SECTION 9 WARRANTIES.

         To induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Loans hereunder, Parent warrants to the Agent and the Lenders that:

         9.1 Organization, etc. The Company is a corporation duly organized,
             -----------------
validly existing and in good standing under the laws of the State of Delaware; each of Parent and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; and each of the Company, Parent and each Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect) and has full power and authority to own its property and conduct its business as presently conducted by it.

         9.2 Authorization; No Conflict. The execution and delivery by the
             --------------------------
Company of this Agreement and each other Loan Document to which it is a party, the borrowing hereunder, the execution and delivery by each other Loan Party of each Loan Document to which it is a party and the performance by the Company and each other Loan Party of its obligations under each Loan Document to which it is a party are within the corporate powers of the Company and each other Loan Party, have been duly authorized by all necessary corporate action (including any necessary shareholder action) on the part of the Company and each other
Loan Party, have received all necessary governmental approval (if any shall be required), and do not and will not (a) violate any provision of law or any order, decree judgment of any court or other government agency which is binding on the Company, any other Loan Party or any other Subsidiary, (b) contravene or conflict with, or result in a breach of, any provision of the Certificate or Articles of Incorporation, By-Laws or other organizational documents of the Company, any other Loan Party or any other Subsidiary or of any agreement, indenture, instrument or other document which is binding on the Company, any other Loan Party or any other Subsidiary or (c) result in, or require, the creation or imposition of any Lien on any property of the Company, any other Loan Party or any other Subsidiary (other than Liens arising under the Loan Documents).

         9.3 Validity and Binding Nature. Each of this Agreement and each other
             ---------------------------
Loan Document to which the Company is a party is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and each Loan Document to which any other Loan Party is a party is, or upon the execution and delivery thereof by such Loan Party will be, the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms.

         9.4 Information. All information heretofore or contemporaneously
             -----------
herewith furnished in writing by Parent or any Subsidiary to any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of Parent or any Subsidiary to any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Agent and the Lenders that any projections and forecasts provided by Parent or any Subsidiary are based on good faith estimates and assumptions believed by Parent or such Subsidiary to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

         9.5 No Material Adverse Change.
             --------------------------

         (a) The audited consolidated financial statements of the Company and its Subsidiaries at December 31, 1997 and the unaudited consolidated financial statements of the Company and its Subsidiaries at March 31, 1998, copies of each of which have been delivered to each Lender, have been prepared in accordance with generally accepted accounting principles (subject, in the case of the unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of the Company and its Subsidiaries taken as a whole as at such dates and the results of their operations for the periods then ended.

         (b) Since December 31, 1997, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company and its Subsidiaries taken as a whole.

         9.6 Litigation and Contingent Liabilities.
             -------------------------------------

         (a) No litigation (including derivative actions), arbitration proceeding, labor controversy or governmental investigation or proceeding is pending or, to Parent's knowledge, threatened against Parent or any Subsidiary which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6(a). Other than any liability incident to such
             ---------------
litigation or proceedings, neither Parent nor any Subsidiary has any material contingent liabilities not listed in Schedule 9.6(a) or 9.6 (b).
                                     ---------------    -------

         (b) Schedule 9.6(b) sets out descriptions of all arrangements existing
             ---------------
on the Closing Date pursuant to which the Company or any Subsidiary may be required to pay any Contingent Payment.

         9.7 Ownership of Properties; Liens. Except as set forth on Schedule
             ------------------------------                         --------
9.7, each of Parent and each Subsidiary owns good and marketable title to all of
---
its properties and assets, real and
personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and material claims (including material infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 10.8.
            ------------

         9.8   Subsidiaries. The Company has no Subsidiaries except those listed
               ------------
in Schedule 9.8.
   ------------

         9.9   Pension and Welfare Plans.
               -------------------------

         (a) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by Parent of any material liability, fine or penalty. Parent has no contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA.

         (b) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by Parent or any other member of the Controlled Group under the terms of such Multiemployer Pension Plan or of any collective bargaining agreement or by applicable law; neither Parent nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any Multiemployer Pension Plan, or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any Multiemployer Pension Plan, and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any Multiemployer Pension Plan; and neither Parent nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any Multiemployer Pension Plan is or has been funded at a rate less than that required under Section 412 of the Code, that any Multiemployer Pension Plan is or may be terminated, or that any Multiemployer Pension Plan is or may become insolvent.

         (c) All contributions required under applicable law have been made in respect of all pension plans of UR Canada and each of its Subsidiaries and each such pension plan is fully funded on an ongoing and termination basis.

         9.10  Investment Company Act. Neither Parent nor any Subsidiary is an
               ----------------------
"investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

         9.11  Public Utility Holding Company Act. Neither Parent nor any
               ----------------------------------
Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

         9.12  Regulation U. The Company is not engaged principally, or as one
               ------------
of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         9.13  Taxes. Each of Parent and each Subsidiary has filed all tax
               -----
returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         9.14  Solvency, etc. On the Closing Date (or, in the case of any Person
               -------------
which becomes a Loan Party after the Closing Date, on the date such Person becomes a Loan Party), (a) each of the Company's and each other Loan Party's assets will exceed its liabilities and (b) each of the Company and each other Loan Party will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

         9.15  Environmental Matters. Parent conducts in the ordinary course of
               ---------------------
business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof Parent has reasonably concluded that, except as specifically disclosed in Schedule 9.15, such Environmental Laws and Environmental Claims could not,
   -------------
individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.16  Year 2000 Problem. Parent and its Subsidiaries have reviewed the
               -----------------
areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Parent and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999). Based on such review and program, Parent reasonably believes that the "Year 2000 Problem" will not have a Material Adverse Effect.

         9.17  Senior Debt.  The obligations of the Company hereunder constitute
               -----------
"Senior Indebtedness" as such term is defined in the Senior Subordinated Indenture.

         SECTION 10 COVENANTS.

         Until all obligations of the Company hereunder or in connection herewith are paid in full, Parent agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

         10.1 Reports, Certificates and Other Information. Furnish to the Agent
              -------------------------------------------
and each Lender:

         10.1.1  Audit Report. Promptly when available and in any event within
                 ------------
90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of Parent and its Subsidiaries for such Fiscal Year, including therein a consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of Parent and its Subsidiaries for such Fiscal Year certified without qualification by Ernst & Young or other independent auditors of recognized standing selected by Parent and reasonably acceptable to the Required Lenders, together with a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, they have not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if they have become aware of any such event, describing it in reasonable detail; (b) consolidating balance sheets of Parent and its Subsidiaries as of the end of such Fiscal Year and consolidating statements of earnings for Parent and its Subsidiaries for such Fiscal Year, certified by the Chief Financial Officer or the Vice President, Finance of Parent; and (c) commencing with the Fiscal Year ending December 31, 1998, a copy of an annual agreed-upon procedures report on the equipment fleet of the Company and its Subsidiaries for such Fiscal Year as performed by the Company's independent auditors.

         10.1.2  Quarterly Reports. Promptly when available and in any event
                 -----------------
within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, consolidated and consolidating balance sheets of Parent and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and consolidated statements of cash flow for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, certified by the Chief Financial Officer or the Vice President, Finance of Parent.

         10.1.3  Compliance Certificates. Contemporaneously with the furnishing
                 -----------------------
of a copy of each annual audit report pursuant to Section 10.1.1 and of each
                                                  --------------
set of quarterly statements pursuant to Section 10. 1.2, (a) a duly completed
                                        ---------------
compliance certificate in the form of Exhibit B, with appropriate insertions,
                                      ---------
dated the date of such annual report or such quarterly statements and signed by the Chief Financial Officer or the Vice President, Finance of Parent, containing a computation of each of the financial ratios and restrictions set forth in
Section 10.6 and to the effect that such officer has not become aware of any
------------
Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it; and (b) an updated organizational chart listing all Subsidiaries and the locations of their businesses.

         10.1.4  Reports to SEC and to Shareholders. Promptly upon the filing or
                 ----------------------------------
sending thereof, copies of all regular, periodic or special reports of Parent or any Subsidiary filed with the SEC (excluding exhibits thereto, provided that Parent shall promptly deliver any such exhibit to the Agent or any Lender upon request therefor); copies of all registration statements of Parent or any Subsidiary filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally concerning material developments in the business of Parent or any Subsidiary.

         10.1.5  Notice of Default, Litigation and ERISA Matters.  Immediately
                 -----------------------------------------------
upon becoming aware of any of the following, written notice describing the same and the steps being taken by Parent or the Subsidiary affected thereby with respect thereto:

                 (a) the occurrence of an Event of Default or an Unmatured Event of Default;

                 (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Parent to the Lenders which has been instituted or, to the knowledge of Parent, is threatened against Parent or any Subsidiary or to which any of the properties of any thereof is subject which, if adversely determined, might reasonably be expected to have a Material Adverse Effect;

                 (c) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that Parent furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of Parent with respect to any post-retirement Welfare Plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

                 (d) any cancellation (without replacement) or material change in any insurance maintained by Parent or any Subsidiary;

                  (e) any event (including any violation of any Environmental Law or the assertion of any Environmental Claim) which might reasonably be expected to have a Material Adverse Effect; or

                  (f) any setoff, claims (including, with respect to the environmental claims) withholdings or other defenses to which any of the collateral granted under any Collateral Document, or the Lenders' rights with respect to any such collateral, are subject.

         10.1.6   Subsidiaries. Promptly upon any change in the list of its
                  ------------
Subsidiaries, a written report of such change.

         10.1.7   Management Reports.  Promptly upon the request of the Agent or
                  -------------------
any Lender, copies of all detailed financial and management reports submitted to Parent by independent auditors in connection with each annual or interim audit made by such auditors of the books of Parent.

         10.1.8   Projections. As soon as practicable and in any event within 60
                  -----------
days after the commencement of each Fiscal Year, financial projections for Parent and its Subsidiaries for such Fiscal Year prepared in a manner consistent with those projections delivered by the Company to the Lenders prior to the Closing Date or otherwise in a manner satisfactory to the Agent.

         10.1.9   Other Information.  From time to time such other information
                  -----------------
concerning Parent and its Subsidiaries as any Lender or the Agent may reasonably request.

         10.2  Books, Records and Inspections. Keep, and cause each Subsidiary
               ------------------------------
to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each Subsidiary to permit, any Lender or the Agent or any representative thereof to inspect the properties and operations of Parent and of such Subsidiary; and permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or the Agent or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and Parent hereby authorizes such independent auditors to discuss such financial matters with any Lender or the Agent or any representative thereof whether or not any representative of Parent or any Subsidiary is present), and to examine (and, at the expense of Parent or the applicable Subsidiary, photocopy extracts from) any of its books or other corporate records.

         10.3  Insurance. Maintain, and cause each Subsidiary to maintain, with
               ---------
responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated; and, upon request of the Agent or any Lender, furnish to the Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by Parent and its Subsidiaries.

         10.4  Compliance with Laws; Payment of Taxes and Liabilities. (a)
               ------------------------------------------------------
Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws (including Environmental Laws), rules, regulations, decrees, orders, judgments, licenses and permits; and (b) pay, and cause each Subsidiary to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, might become a Lien on any of its property; provided, however, that the foregoing
                                      --------  -------
shall not require Parent or any Subsidiary to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP.

         10.5  Maintenance of Existence, etc. Maintain and preserve, and
               -----------------------------
(subject to Section 10.11) cause each Subsidiary to maintain and preserve, (a)
            -------------
its existence and good standing in the jurisdiction of its incorporation and (b) its qualification and good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing does not have a Material Adverse Effect).

         10.6  Financial Covenants.
               -------------------

         10.6.1   Minimum Net Worth. Not permit its Net Worth at the end of any
                  -----------------
month to be less than the sum of (a) U.S.$45,000,000 plus (b) 75% of the sum of
                                                     ----
Consolidated Net Income plus any extraordinary gains during the period beginning on October 1, 1997 and ending on the last day of the most recently-ended Fiscal Quarter (provided that, if the sum of Consolidated Net Income plus any
         --------
extraordinary gains is less than zero for any Fiscal Quarter, for purposes of this Section 10.6.1 such sum will be deemed to have been zero for such quarter)
     --------------
plus (c) 100% of the net proceeds of any equity (including the QuIPS Preferred
----
Securities) issued by Parent or any of its Subsidiaries (on a consolidated basis) after October 1, 1997.

         10.6.2   Maximum Leverage. Not permit the ratio of (i) Funded Debt to
                  ----------------
(ii) Funded Debt plus Net Worth to exceed 0.65 to 1.0 at any time.
                 ----

         10.6.3   Minimum Interest Coverage Ratio. Not permit the Interest
                  -------------------------------
Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below:

                COMPUTATION                             INTEREST
                PERIOD ENDING:                       COVERAGE RATIO
                -------------                        --------------

                6/30/98 through 12/31/98               1.50 to 1.0
                3/31/99 through 12/31/99               1.75 to 1.0
                3/31/2000 and thereafter               2.00 to 1.0.

         10.6.4   Funded Debt to Cash Flow Ratio. Not permit the Funded Debt to
                  ------------------------------
Cash Flow Ratio as of the last day of any Fiscal Quarter to exceed 4.5 to 1.0.

         10.6.5   Senior Debt to Tangible Assets. Not permit the ratio of (i)
                  ------------------------------
Senior Debt to (ii) Tangible Assets to exceed 1.0 to 1.0 at any time.

         10.6.6.  Senior Debt to Cash Flow Ratio. Not permit the ratio of (i)
                  ------------------------------
Senior Debt to (ii) Cash Flow as of the last day of any Fiscal Quarter to exceed
3.0 to 1.0.

         10.7  Limitations on Debt. Not, and not permit any Subsidiary to,
               -------------------
create, incur, assume or suffer to exist any Debt, except:

         (a) obligations hereunder, under the other Loan Documents, under the Credit Agreement and under the other "Loan Documents" as defined in the Credit Agreement;

         (b) unsecured Debt of the Company (excluding Contingent Payments and Seller Subordinated Debt); provided that the aggregate principal amount
                                    --------
         of all such unsecured Debt (other than Holdbacks) shall not at any time exceed a Dollar Equivalent amount equal to U.S.$10,000,000;

         (c) Debt of the Company or any Subsidiary in respect of Capital Leases or arising in connection with the acquisition of equipment that, in each case, either is identified in Schedule 10.7(c) or is incurred,
                                               ----------------
         or assumed in connection with an asset purchase permitted by Section
                                                                      -------
         10.11, after the date hereof (it being understood that for purposes
         -----
         of this Section 10.7, Debt of any Person which becomes a Subsidiary
                 ------------
         after the date hereof shall be deemed to be incurred, and equipment of such Person shall be deemed to be acquired, on the date such Person becomes a Subsidiary so long as such Debt is not incurred in contemplation of such Person becoming a Subsidiary), and refinancings of any such Debt so long as the terms applicable to such refinanced Debt are no less favorable to the Company or the applicable Subsidiary than the terms in effect immediately prior to such refinancing, provided that the aggregate amount of all such Debt at any time
         --------
         outstanding shall not exceed a Dollar Equivalent amount equal to U.S.$30,000,000;

         (d) Debt of Subsidiaries owed to the Company; provided that the aggregate amount of all such Debt of Foreign Subsidiaries owed to the Company shall not (i) at any time prior to January 1, 1999, exceed 15% of the consolidated assets of the Company and its Subsidiaries and (ii) at any time on or after January 1, 1999, exceed 10% of the consolidated assets of the Company and its Subsidiaries;

         (e)   unsecured Debt of the Company to Subsidiaries;

         (f)   Subordinated Debt; provided that the aggregate principal amount
                                  --------
         of all Seller Subordinated Debt at any time outstanding shall not exceed a Dollar Equivalent amount of U.S.$15,000,000;

         (g) other Debt of the Company or any Subsidiary, not of a type described in clause (c), outstanding on the date hereof and listed in
                      ----------
         Schedule 10.7(g);
         ----------------

         (h)   Contingent Payments, provided that the Company shall not, and
                                    --------
         shall not permit any Subsidiary to, incur any obligation to make Contingent Payments the maximum possible amount of which exceeds a Dollar Equivalent amount of U.S.$25,000,000 in the aggregate for all Contingent Payments at any time outstanding; and

         (i) the QuIPS Debentures, the QuIPS Preferred Securities and a guaranty of the QuIPS Preferred Securities by Parent (provided that such guaranty is subordinated to the obligations of Parent under the Parent Guaranty), provided that (v) the net proceeds received by Parent
                           --------
         pursuant thereto are promptly invested in the Company, (w) the interest rate on the QuIPS Debentures is not more than 8% per annum, (x) neither the aggregate principal amount of the QuIPS Debentures nor the liquidation preference of the QuIPS Preferred Securities shall at any time exceed $400,000,000, (y) no Event of Default or Unmatured Event of Default shall exist at the time of issuance thereof or will result from such issuance and (z) prior to the issuance thereof, Parent shall have delivered to the Agent a certificate demonstrating that, after giving effect to such issuance, Parent will be in pro forma compliance with the covenants set forth in Section 10.6.
                                    ------------

         For purposes of clause (h) above, a Contingent Payment shall be deemed
                         ----------
to be "outstanding" from the time that the Company or any Subsidiary enters into the agreement containing the obligation to make such Contingent Payment until such time as either such Contingent Payment has been made in full or it has become certain that such Contingent Payment will never have to be made.

         10.8  Liens. Not, and not permit any Subsidiary to, create or permit to
               -----
exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

         (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

         (b) Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, and, in each case, for which it maintains adequate reserves;

         (c)   Liens identified in Schedule 10.8;
                                   -------------

         (d)   Liens securing Debt permitted by clause (c) of Section 10.7 (and
                                                ----------    ------------
         attaching only to the property being leased (in the case of Capital Leases) or the purchase price for which was or is being financed by such Debt (in the case of other Debt));

         (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding a Dollar Equivalent amount of U.S.$250,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

         (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary; and

         (g) Liens in favor of the Collateral Agent arising under the Loan Documents and Liens securing Debt permitted by clause (a) of Section
                                                        ----------    -------
         10.7.
         ----

         10.9  Asset Sales. Not make, or permit any Subsidiary to make, any sale
               -----------
or other disposition of assets which would require the Company to make, or offer to make, or give any notice of, any prepayment of Subordinated Debt (other than Seller Subordinated Debt).

         10.10 Restricted Payments. Not, and not permit any Subsidiary to, (a)
               -------------------
declare or pay any dividends on any of its capital stock (other than stock dividends), (b) purchase or redeem any such stock or any warrants, units, options or other rights in respect of such stock, (c) make any other distribution to shareholders, (d) prepay, purchase, defease or redeem any Subordinated Debt, (e) make any payment of principal of or interest on, or acquire, redeem or otherwise retire, or make any other distribution in respect of, any of the QuIPS Debentures or the QuIPS Preferred

Securities or (f) set aside funds for any of the foregoing; provided that (i)
                                                            --------
any Subsidiary of the Company may declare and pay dividends to the Company or to any other wholly-owned Subsidiary of the Company, (ii) after the Restructuring, the Company may declare and pay dividends to Parent to the extent necessary to enable Parent to pay its taxes, accounting, legal and corporate overhead expenses (including all SEC and stock exchange fees and expenses), the payables described in Section 10.23 and the Investments in the QuIPS Trust described in
             -------------
Section 10.23; (iii) the QuIPS Trust may make a distribution of Parent's common
-------------
stock pursuant to the terms of the QuIPS Preferred Securities or the QuIPS Debentures; (iv) so long as no Event of Default or Unmatured Event of Default exists or would result therefrom, (A) Parent may make payments on the QuIPS Debentures and permit the QuIPS Trust to make corresponding distributions on the QuIPS Preferred Securities in accordance with the terms set forth in the QuIPS Term Sheet and (B) the Company may declare and pay dividends to Parent in the amount necessary for Parent to make such payments; and (v) so long as (x) no Event of Default or Unmatured Event of Default exists or would result therefrom and (y) the aggregate amount of all purchases of stock, warrants or units since October 1, 1997 does not exceed a Dollar Equivalent amount of U.S. $12,000,000, Parent may purchase its common stock or warrants, or units issued in respect thereof, from time to time on terms consistent with those set forth under the heading "Certain Agreements Relating to the Outstanding Securities" in the Company's Private Placement Memorandum dated September 12, 1997.

         10.11 Mergers, Consolidations, Amalgamations, Sales. Not, and not
               ----------------------------------------------
permit any Subsidiary to, be a party to any merger, consolidation or amalgamation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or, except in the ordinary course of its business (including sales of equipment consistent with industry practice), sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for (a) any such merger or consolidation, amalgamation, sale, transfer, conveyance, lease or assignment of or by any wholly-owned Subsidiary of the Company into the Company or into, with or to any other wholly-owned Subsidiary of the Company; (b) any such purchase or other acquisition by the Company or any wholly-owned Subsidiary of the Company of the assets or stock of any wholly-owned Subsidiary of the Company; (c) any such purchase or other acquisition (including pursuant to a merger) by the Company or any wholly-owned Subsidiary of the Company of the assets or stock of any other Person where (1) such assets (in the case of an asset purchase) are for use, or such Person (in the case of a stock purchase) is engaged, solely in the equipment rental and related businesses; and (2) immediately before and after giving effect to such purchase or acquisition, no Event of Default or Unmatured Event of Default shall have occurred and be continuing; and (d) sales and dispositions of assets (including the stock of Subsidiaries) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed 5% of the net book value of the consolidated assets of Parent and its Subsidiaries as of the last day of the preceding Fiscal Year.

         10.12 Modification of Documents. Not permit the Certificate or
               -------------------------
Articles of Incorporation, By-Laws or other organizational documents of Parent or any Subsidiary, or the Senior Subordinated Indenture or any other document evidencing or setting forth the terms applicable to any Subordinated Debt, to be amended or modified in any way which might reasonably be expected to materially adversely affect the interests of the Lenders.

         10.13 Use of Proceeds. Use the proceeds of the Loans solely to finance
               ---------------
the Company's working capital, for acquisitions permitted by Section 10.11, for
                                                             -------------
capital expenditures and for other general corporate purposes (including repayment of existing Debt); and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock.

         10.14 Further Assurances. Take, and cause each Subsidiary to take,
               ------------------
such actions as are necessary or as the Agent or the Required Lenders may reasonably request from time to time (including the execution and delivery of guaranties, security agreements, pledge agreements, financing statements and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that (i) the obligations of the Company hereunder and under the other Loan Documents are secured by substantially all of the assets (other than real property) of the Company and guaranteed by all of the U.S. Subsidiaries (including, promptly upon the acquisition or creation thereof, any U.S. Subsidiary acquired or created after the date hereof) by execution of a counterpart of the U.S. Guaranty (provided that the QuIPS Trust shall have no obligation to execute the U.S. Guaranty), and
(ii) the obligations of each U.S. Subsidiary (other than the QuIPS Trust) under the U.S. Guaranty are secured by substantially all of the assets (other than real property) of such U.S. Subsidiary. In addition, (a) upon the occurrence of any Event of Default or Unmatured Event of Default and the request of Lenders having Percentages aggregating 80% or more, the Company will cause each Canadian Subsidiary to guaranty all of the obligations of the Company hereunder and to take all actions necessary so that the obligations of such Canadian Subsidiary under such guaranty are secured by substantially all of the assets (other than real property) of such Canadian Subsidiary (it being understood that, at the request of the Company at any time thereafter when no Event of Default or Unmatured Event of Default exists, such guaranties and collateral security shall be released); and (b) on the date of the Restructuring, Parent shall issue an unconditional guaranty of all obligations of the Company hereunder (such guaranty, the "Parent Guaranty"), which guaranty shall contain an undertaking by
               ---------------
Parent to comply with and perform the covenants set forth in this Section 10.
                                                                  ----------

         10.15 Transactions with Affiliates.  Not, and not permit any
               ----------------------------
Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Company and its Subsidiaries) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

         10.16 Employee Benefit Plans. Maintain, and cause each Subsidiary to
               ----------------------
maintain, each Pension Plan and each Canadian pension plan in substantial compliance with all applicable requirements of law and regulations.

         10.17 Environmental Laws. Conduct, and cause each Subsidiary to
               ------------------
conduct, its operations and keep and maintain its property in compliance with all Environmental Laws (other than Immaterial Laws).

         10.18 Unconditional Purchase Obligations. Not, and not permit any
               ----------------------------------
Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services; provided that the foregoing shall not prohibit the Company or any Subsidiary from entering into options for the purchase of particular assets or businesses.

         10.19 Inconsistent Agreements. Not, and not permit any Subsidiary to,
               -----------------------
enter into any agreement containing any provision which (a) would be violated or breached by the performance by Parent or any Subsidiary of any of its obligations hereunder or under any other Loan Document or (b) would prohibit the Company or any Subsidiary of the Company from granting to the Collateral Agent, for the benefit of the Lenders, a Lien on any of its assets.

         10.20 Business Activities. Not, and not permit any Subsidiary to,
               -------------------
engage in any line of business other than the equipment rental business and businesses reasonably related thereto.

         10.21 Advances and Other Investments. Not, and not permit any
               ------------------------------
Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication) the following:

         (a) equity Investments existing on the Closing Date in wholly-owned Subsidiaries of the Company identified in Schedule 9.8,
                                                   ------------

         (b) equity Investments in Subsidiaries of the Company acquired after the Closing Date in transactions permitted as acquisitions of stock or assets pursuant to Section 10.11;
                            -------------

         (c) in the ordinary course of business, contributions by the Company to the capital of any of its Subsidiaries, or by any such Subsidiary to the capital of any of its Subsidiaries;

         (d) in the ordinary course of business, Investments by the Company in any Subsidiary of the Company or by any of the Subsidiaries of the Company in the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by Section 10.7;
                                                    ------------

         (e)   Suretyship Liabilities permitted by Section 10.7;
                                                   ------------

         (f) good faith deposits made in connection with prospective acquisitions of stock or assets permitted by Section 10.11;
                                                      -------------

         (g) loans to officers and employees not exceeding (i) a Dollar Equivalent amount of U.S.$100,000 in the aggregate to any single individual or (ii) a Dollar Equivalent amount of U.S.$300,000 in the aggregate for all such individuals;

         (h)   Investments by Parent in the Company;

         (i)   other Investments by Parent permitted by Section 10.23; and
                                                        -------------

         (j)   Cash Equivalent Investments;

provided, however, that (x) any Investment which when made complies with the
--------  -------
requirements of the definition of the term "Cash Equivalent Investment" may
                                            --------------------------
continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b), (c), (d), (e), (f) or (g) shall be permitted to be made if,
   ----------  ---  ---  ---  ---    ---
immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing; and (z) the aggregate principal amount of Investments by the Company in Foreign Subsidiaries pursuant to clauses (b), (c), (d), (e), and (f) plus, without duplication, the
            ------- ---  ---  ---  ---      ---
aggregate amount of all "Canadian Loans" under and as defined in the Credit Agreement shall not (i) at any time prior to January 1, 1999, exceed 15% of the consolidated assets of Parent and its Subsidiaries and (ii) at any time on or after January 1, 1999, exceed 10% of the consolidated assets of Parent and its Subsidiaries.

         10.22 Location of Assets. Not permit (a) at any time prior to January
               ------------------
1, 1999, more than 15% of the consolidated assets of Parent and its Subsidiaries to be owned by Foreign Subsidiaries and (b) at any time on or after January 1, 1999, more than 10% of the consolidated assets of Parent and its Subsidiaries to be owned by Foreign Subsidiaries.

         10.23 Activities of Parent. Not, at any time after the occurrence of
               --------------------
the Restructuring, engage in any business other than ownership of the Company and the QuIPS Trust and activities reasonably related thereto (including the incurrence of Debt permitted by Section 10.7 and the incurrence of unsecured
                                ------------
trade obligations in respect of goods to be delivered and services to be performed for the benefit of, and unsecured lease obligations incurred for the benefit of, Subsidiaries). Without limiting the foregoing, Parent will not (a) incur any Debt other than the QuIPS Debentures, the QuIPS Preferred Securities and the Parent Guaranty, (b) make any Investments other than (i) Investments in the Company and (ii) Investments in the QuIPS Trust in an amount not exceeding U.S. $12,000,000, (c) grant any Liens on any of its assets or (d) permit any amendment to or modification of the QuIPS Debentures, the QuIPS Preferred Securities or the Indenture for the QuIPS Debentures which, in any such case, is adverse to the interests of the

Lenders. Notwithstanding the foregoing, Parent may become a party to the USR Merger Agreement.


     SECTION 11  CONDITIONS OF LENDING.

     The obligation of the Lenders to make the Loans is subject to the conditions precedent that (a) the representations and warranties of the Company and its Subsidiaries set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made; (b) no Event of Default or Unmatured Event of Default shall have then occurred and be continuing; and (c) the Agent shall have received (i) all amounts which are then due and payable pursuant to Section 5 and (to the extent
                                                   ---------
billed) Section 14.6 and (ii) all of the following, each duly executed and dated
        ------------
the Closing Date (or such earlier date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent, and each (except for the Notes, of which only the originals shall be signed) in sufficient number of signed counterparts to provide one for each Lender:

     11.1  Notes.  The Notes.
           -----

     11.2  Resolutions.  Certified copies of resolutions of the Board of
           -----------
Directors of the Company authorizing or ratifying the execution, delivery and performance by the Company of this Agreement and the other Loan Documents to which the Company is a party, and certified copies of resolutions of the Board of Directors of each Subsidiary which is to execute and deliver any document pursuant to Section 11.5, 11.6 or 11.7 authorizing or ratifying the execution,
            ------------  ----    ----
delivery and performance by such Subsidiary of each Loan Document to which such Subsidiary is a party.

     11.3  Consents, etc.  Certified copies of all documents evidencing any
           -------------
necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Company and each U.S. Subsidiary of the documents referred to in this Section 11.
                                                     ----------

     11.4  Incumbency and Signature Certificates.  A certificate of the
           -------------------------------------
Secretary or an Assistant Secretary of the Company and each Subsidiary which is to execute and deliver any document pursuant to Section 11.5, 11.6 or 11.7
                                                ------------  ----    ----
certifying the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

     11.5  U.S. Guaranty.  The U.S. Guaranty executed by each U.S. Subsidiary
           -------------
as of the Closing Date.

     11.6  U.S. Security Agreement.  The U.S. Security Agreement executed by
           -----------------------
the Company and each U.S. Subsidiary as of the Closing Date, together with evidence, satisfactory to the Agent, that all filings necessary to perfect the Liens on any collateral granted by the Company and each such U.S. Subsidiary under the U.S. Security Agreement have been duly made and are in full force and effect.

     11.7  Pledge Agreements.  The Company Pledge Agreement executed by the
           -----------------
Company, together with all collateral and other items required to be delivered in connection therewith; and a pledge agreement, substantially in the form of Exhibit F, issued by each U.S. Subsidiary (if any) as of the Closing Date that
---------
has one or more U.S. Subsidiaries, in each case together with all collateral and other items required to be delivered in connection therewith.

     11.8  Opinions of Counsel for the Company.  The opinions of (a) Well,
           -----------------------------------
Gotshal & Manges LLP, special counsel to the Company, and (b) Oscar D. Folger, counsel to the Company.

     11.9  Intercreditor Agreement. A counterpart of an intercreditor agreement
           -----------------------
 substantially in the form of Exhibit I (the "Intercreditor Agreement").
                              ---------       -----------------------

     11.10 First Amendment to Credit Agreement. The First Amendment to the
           -----------------------------------
Credit Agreement in form and substance satisfactory to the Agent, executed by the Required Banks (as defined in the Credit Agreement).

     11.11 Confirmatory Certificate.  A certificate of a duly-authorized
           ------------------------
officer of the Company as to the matters set forth in clauses (a) and (b) of the
                                                      -----------     ---
first paragraph of this Section 11.
                        ----------

     11.12 Other.  Such other documents as the Agent or any Lender may
           -----
     reasonably request.

     SECTION 12 EVENTS OF DEFAULT AND THEIR EFFECT.

     12.1  Events of Default.  Each of the following shall constitute an Event
           -----------------
of Default:

     12.1.1  Non-Payment of the Loans, etc.  Default in the payment when due of
             -----------------------------
the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest or other amount payable by the Company hereunder or under any other Loan Document.

     12.1.2  Non-Payment of Other Debt.  Any default shall occur under the terms
             -------------------------
applicable to any Debt of Parent or any Subsidiary (excluding Holdbacks) in an aggregate amount (for all such Debt so affected) exceeding a Dollar Equivalent amount of U.S. $5,000,000 and such default shall (a) consist of the failure to pay such Debt when due (subject to any applicable grace period), whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity, or any default of the type referred to in clause (a) or (b) above shall occur under the terms of any Holdback owed by the
----------    ---
Company or any Subsidiary in an aggregate amount (for all Holdbacks so affected) exceeding a Dollar Equivalent amount of U.S. $ 10,000,000, provided that no
                                                           --------
amount payable in respect of any Holdback shall be deemed to be in default to the extent that the obligation to pay such amount is being contested by the Company or the applicable Subsidiary in good faith and by appropriate proceedings and appropriate reserves have been set aside in respect of such amount.

         12.1.3 Other Material Obligations. Default in the payment when due, or
                --------------------------
in the performance or observance of, any material obligation of, or condition agreed to by, Parent or any Subsidiary with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with other such defaults might reasonably be expected to have a Material Adverse Effect (except only to the extent that the existence of any such default is being contested by Parent or such Subsidiary in good faith and by appropriate proceedings and appropriate reserves have been made in respect of such default).

         12.1.4 Bankruptcy, Insolvency, etc. Parent or any Subsidiary becomes
                ---------------------------
insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or Parent or any Subsidiary applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for Parent or such Subsidiary or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Parent or any Subsidiary or for a substantial part of the property of any thereof and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of any Subsidiary of the Company), is commenced in respect of Parent or any Subsidiary, and if such case or proceeding is not commenced by Parent or such Subsidiary, it is consented to or acquiesced in by Parent or such Subsidiary, or remains for 60 days undismissed; or Parent or any Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

         12.1.5 Non-Compliance with Provisions of This Agreement. (a) Failure by
                ------------------------------------------------
Parent to comply with or to perform any covenant set forth in Sections 10.5
                                                              -------------
through 10.13, 10.15 or 10.16; or (b) failure by Parent or the Company to
        -----  -----    -----
comply with or to perform any other provision of this Agreement (and not constituting an Event of Default under any of the other provisions of this
Section 12) and continuance of such failure described in this clause (b) for 30
----------                                                    ----------
days (or, in the case of Section 10.14, five Business Days) after notice
                         -------------
thereof to the Company from the Agent, or any Lender.

         12.1.6 Warranties. Any warranty made or deemed made by the Company
                ----------
herein is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by Parent or the Company to the Agent or any

Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are (or are deemed) stated or certified.

         12.1.7  Pension Plans. (i) Institution of any steps by Parent or any
                 -------------
other Person to terminate a Pension Plan if as a result of such termination Parent could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of U.S.$5,000,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that Parent and the Controlled Group have incurred on the date of such withdrawal) exceeds U.S.$5,000,000.

         12.1.8  Judgments. Final judgments which exceed an aggregate Dollar
                 ---------
Equivalent amount of U.S.$5,000,000 shall be rendered against Parent or any Subsidiary and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

         12.1.9  Invalidity of Guaranties, etc. The U.S. Guaranty shall cease
                 -----------------------------
to be in full force and effect with respect to any applicable Subsidiary, any applicable Subsidiary shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of the U.S. Guaranty, or any applicable Subsidiary (or any Person by, through or on behalf of such Subsidiary) shall contest in any manner the validity, binding nature or enforceability of U.S. Guaranty with respect to such Subsidiary.

         12.1.10 Invalidity of Collateral Documents, etc. Any Collateral
                 ---------------------------------------
Document shall cease to be in full force and effect with respect to the Company or any applicable Subsidiary, the Company or any applicable Subsidiary shall fail (subject to any applicable grace period) to comply with or to perform any applicable provision of any Collateral Document to which such entity is a party, or the Company or any Subsidiary (or any Person by, through or on behalf of the Company or such Subsidiary) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

         12.1.11 Change in Control. (a) Any Person or group of Persons (within
                 -----------------
the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, but excluding the executive managers of the Company as of the Closing Date) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 25% or more of the outstanding shares of common stock of Parent;
(b) during any 24-month period, individuals who at the beginning of such period constituted Parent's Board of Directors (together with any new directors whose election by Parent's Board of Directors or whose nomination for election by Parent's shareholders was approved by a vote of at least two-thirds of the directors who either were directors at beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent; (c) a period of 30 consecutive days shall have elapsed during which any two of the individuals named in Schedule 12.1.11 shall have ceased to hold executive offices with
         ----------------
Parent at least equal in seniority to their present offices, as set out in such
Schedule 12.1.11, excluding any such individual who has been replaced by another
----------------  ---------
individual or individuals reasonably satisfactory to the Required Lenders (it being understood that any such replacement individual shall be deemed added to
Schedule 12.1.11 on the date of approval thereof by the Required Lenders); (d)
----------------
any "Change of Control" shall occur under, and as defined in, the Senior Subordinated Indenture; or (e) at any time after the date of the Restructuring, the Company shall cease to be a direct, wholly-owned Subsidiary of Parent.

         12.1.12 Invalidity of Parent Guaranty, etc. The Parent Guaranty shall
                 ----------------------------------
cease to be in full force and effect at any time after the Restructuring, Parent shall fail (subject to any applicable grace period) to comply with or to perform any provision of the Parent Guaranty, or Parent (or any Person by, through or on behalf of Parent) shall contest in any manner the validity, binding nature or enforceability of the Parent Guaranty.

         12.2  Effect of Event of Default. If any Event of Default described in
               --------------------------
Section 12.1.4 shall occur, the Notes and all other obligations hereunder shall
--------------
become immediately due and payable all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Agent (upon written request of the Required Lenders) shall declare all Notes and all other obligations hereunder to be due and payable, whereupon the Notes and all other obligations hereunder shall become immediately due and payable, all without presentment, demand, protest or notice of any kind. The Agent shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any other event described in
Section 12.1.1 or Section 12.1.4 may be waived by the written concurrence of all
--------------    --------------
of the Lenders, and the effect as an Event of Default of any other event described in this Section 12 may be waived by the written concurrence of the
                  ----------
Required Lenders.

         SECTION 13 THE AGENT.

         13.1  Appointment and Authorization. Each Lender hereby irrevocably
               -----------------------------
(subject to Section 13.9) appoints, designates and authorizes the Agent to take
            ------------
such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

         13.2  Delegation of Duties. The Agent may execute any of its duties
               ---------------------
under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         13.3  Liability of Agent. None of the Agent-Related Persons shall (i)
               ------------------
be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         13.4  Reliance by Agents. The Agent shall be entitled to rely, and
               ------------------
shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if required, all Lenders) as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or, if required, all Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         13.5  Notice of Default. The Agent shall not be deemed to have
               -----------------
knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest or fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the

Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default." If the Agent receives such a notice, the Agent will promptly notify the Lenders of its receipt thereof. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders (or, if required, all Lenders) in accordance with Section 12; provided, however, that unless and until the Agent has received
     ----------  --------  -------
any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders.

         13.6  Credit Decision. Each Lender acknowledges that none of the
               ---------------
Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereafter taken, including any review of the affairs of the Company or any Subsidiary or Affiliate of the Company, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company or any Subsidiary or Affiliate of the Company, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Company or any Subsidiary or Affiliate of the Company which may come into the possession of any of the Agent-Related Persons.

         13.7  Indemnification. Whether or not the transactions contemplated
               ---------------
hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however that no
                                                      --------  -------
Lender shall be liable for any payment to any Agent-Related Person of any portion of the Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing (but subject to the proviso to the foregoing sentence), each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents, any termination of this Agreement and the resignation or replacement of the Agent.

        For the purposes of this Section 13.7, "Indemnified Liabilities" shall
                                 ------------   -----------------------
mean: any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or the replacement of any Lender) be imposed on, incurred by or asserted against any Agent-Related Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code, and including any appellate proceeding) related to or arising out of this Agreement or any other Loan Document, whether or not any Agent-Related Person, any Lender or any of their respective officers, directors, employees, counsel, agents or attorneys-in-fact is a party thereto.

         13.8  Agent in Individual Capacity. BofA and its Affiliates may make
               ----------------------------
loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent, and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that BofA and its Affiliates shall be under no obligation to provide such information to them. With respect to its Loans (if any), BofA and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though BofA were not the Agent, and the term "Lender" includes BofA and its Affiliates, to the extent applicable, in their individual capacities.

         13.9  Successor Agent, Assignment of Agency. The Agent may, and at the
               -------------------------------------
request of the Required Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Company (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor Agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 13 and Sections 14.6 and 14.13 shall inure to its
                   ----------     -------------     -----
benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. If no successor agent has accepted appointment as the Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         13.10 Withholding Tax.
               ---------------

               (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Section 1441 or 1442 of the Code, such Lender agrees to deliver to the Agent:

                    (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed Internal Revenue Service ("IRS") Forms 1001
                                                             ---
               and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement,

                    (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9,

                    (iii)  if such Lender is not a "bank" within the meaning of
               Section 881(c)(3)(A) of the Code and cannot deliver either IRS Form 1001 or 4224, (A) a certificate substantially in the form of Exhibit J and (B) two properly completed
                  ---------
               and signed copies of IRS Form W-8 certifying that such Lender is entitled to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement; and

                    (iv) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

         Any such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of such obligations of the Company hereunder. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

               (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent grants a participation in all or part of the obligations of the Company to such Lender hereunder, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

               (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not
                                   --------------
         delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

               (e) If the IRS or any other governmental authority of the United States or any other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because such Lender failed to notify the Agent of a change in circumstances which rendered an exemption from, or reduction of, withholding tax ineffective), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on any amount payable to the Agent under this Section, together with all costs and expenses (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)). The obligations of the Lenders under this subsection shall survive the repayment of the Loans, cancellation of the Notes, any termination of this Agreement and the resignation or replacement of the Agent.

               (f) If any Lender claims exemption from, or reduction of, withholding tax under the Code by providing IRS Form W-8 and a certificate in the form of Exhibit J and such Lender sells, assigns,
                                    ---------
         grants a participation in, or otherwise transfers all or part of the obligations of the Company to such Lender, such Lender agrees to notify the Agent and the Company of the percentage amount in which it is no longer the beneficial owner of obligations of the Company to such Lender. To the extent of such percentage amount, the Agent and the Company will treat such Lender's IRS Form W-8 and certificate in the form of Exhibit J as no longer valid.
                 ---------

         SECTION 14 GENERAL.

         14.1  Waiver, Amendments. No delay on the part of the Agent or any
               ------------------
Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Lenders having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall change the Percentage of any Lender without the consent of such Lender. No amendment, modification, waiver or consent shall (i) extend the date for payment of any principal of or interest on the Loans or any fees payable hereunder, (ii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (iii) release the U.S. Guaranty (other than with respect to a Person which ceases to be a Subsidiary as a result of a transaction permitted hereunder) or the Parent Guaranty or all or substantially all of the collateral granted under the Collateral Documents or (iv) reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Lenders. No provision of Section 13 or
                                                                   ----------
any other provision of this Agreement affecting the Agent in its capacity as such shall be amended, modified or waived without the written consent of the Agent.

         14.2  Confirmations. The Company and each Lender agree from time to
               -------------
time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loan then outstanding under the applicable Note.

         14.3  Notices. Except as otherwise provided in Section 2.3, all notices
               -------                                  -----------
hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Schedule 14.3 or at such
                                                     -------------
other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Section 2.3, the Agent shall be entitled to
                                     -----------
rely on telephonic instructions from any person that the Agent in good faith believes is an authorized officer or employee of the Company, and the Company shall hold the Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

         14.4  Computations. Where the character or amount of any asset or
               ------------
liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if Parent notifies
                                               --------
the Agent that Parent wishes to amend any covenant Section 10 to eliminate or
                                                   ----------
to take into account the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies Parent that the Required Lenders wish to amend Section 10 for such purpose), then Parent's compliance with such covenant
      ----------
shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective until either such notice is withdrawn or such covenant is amended in a manner satisfactory to Parent and the Required Lenders.

         14.5  Regulation U. Each Lender represents that it in good faith is
               ------------
not relying, either directly or indirectly, upon any Margin Stock as collateral security for the extension or maintenance by it of any credit provided for in this Agreement.

         14.6  Costs, Expenses and Taxes. The Company agrees to pay on demand
               -------------------------
all reasonable out-of-pocket costs and expenses of the Agent (including the reasonable fees and charges of counsel for the Agent and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, delivery and administration of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), and all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees, court costs and other legal expenses and allocated costs of staff counsel) incurred by the Agent and each Lender after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. In addition, the Company agrees to pay, and to save the Agent and the Lenders harmless from all liability for, (a) any stamp or other taxes (excluding income taxes and franchise taxes based on net income) which may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other

Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (b) any fees of Parent's auditors in connection with any reasonable exercise by the Agent and the Lenders of their rights pursuant to Section 10.2. All obligations provided for in this
                            -------------
Section 14.6 shall survive repayment of the Loans, cancellation of the Notes and
------------
any termination of this Agreement.

         14.7  Judgment. If, for the purposes of obtaining judgment in any
               --------
court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Agent or any Lender hereunder or under any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in
      -----------------
accordance with the applicable provisions of this Agreement (the "Agreement
                                                                  ---------
Currency"), be discharged only to the extent that on the Business Day following
--------
receipt by the Agent or such Lender of any sum adjudged to be so due in the Judgment Currency, the Agent or such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent or such Lender in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Lender against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Agent or such Lender in such currency, the Agent or such Lender agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

         14.8  Captions. Section captions used in this Agreement are for
               --------
convenience only and shall not affect the construction of this Agreement.

         14.9  Assignments; Participations.
               ---------------------------

         14.9.1  Assignments.  Any Lender may, with the prior written consents
                 -----------
of the Company and the Agent (which consents shall not be unreasonably delayed or withheld), at any time assign and delegate to one or more Related Funds (provided that no written consent of the Company or the Agent shall be required
 --------
in connection with any assignment and delegation by a Lender to a Related Fund), commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "Assignee") all or any fraction
                                                 --------
of such Lender's Loan in a minimum aggregate amount equal to the lesser of (i) the amount of the assigning Lender's Loan and (ii) U.S. $5,000,000; provided,
                                                                    --------
however, that (a) no assignment and delegation may be made to any Person if, at
-------
the time of such assignment and delegation, the Company would be obligated to pay any greater amount under Section 7.5 or Section 8 to the Assignee than the
                             -----------    ---------
Company is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Company will not be required to pay the incremental amounts); and (b) the Company and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

          (x) five Business Days (or such lesser period of time as the Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Company and the Agent by such assigning Lender and the Assignee,

          (y) the assigning Lender and the Assignee shall have executed and delivered to the Company and the Agent an assignment agreement substantially in the form of Exhibit H (an "Assignment Agreement"),
                                  ---------      --------------------
     together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Agent, and

          (z) the assigning Lender or the Assignee shall have paid the Agent a processing fee of U.S. $3,500.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after the effectiveness of any assignment and delegation, the Company shall execute and deliver to the Agent (for delivery to the Assignee and the Assignor, as applicable) a new Note in the amount of the Assignee's Loan and, if the assigning Lender continues to have a Loan hereunder, a replacement Note in the amount of the assigning Lender's Loan. Each such Note shall be dated the effective date of such assignment. The assigning Lender shall mark the predecessor Note "exchanged" and deliver such Note to the Company. Any attempted assignment and delegation not made in accordance with this Section 14.9.1 shall be null and void.
                             --------------

     The Company designates the Agent as its agent for maintaining a book entry record of ownership identifying the Lenders, their respective addresses and the amount of the respective Loans and Notes which they own. The foregoing provisions are intended to comply with the registration requirements in Treasury Regulation Section 5f. 103-1 so that the Loans and Notes are considered to be in "registered form" pursuant to such regulation.

        Notwithstanding the foregoing provisions of this Section 14.9.1 or any
                                                         --------------
other provision of this Agreement, any Lender may at any time assign all or any portion of its Loan and its Note to a

Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder).

         14.9.2  Participations. Any Lender may at any time sell to one or more
                 --------------
commercial banks or other Persons participating interests in such Lender's Loan, the Note held by such Lender or any other interest of such Lender hereunder (any Person purchasing any such participating interest being called a "Participant").
                                                                  -----------
In the event of a sale by a Lender of a participating interest to a Participant,
(x) such Lender shall remain the holder of its Note for all purposes of this Agreement, (y) the Company and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (z) all amounts payable by the Company shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the fourth sentence of Section 14.1. Each Lender agrees to incorporate the
                   ------------
requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. The Company agrees that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; provided that such right of setoff shall be subject to
                        --------
the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.4. The Company
                                                     -----------
also agrees that each Participant shall be entitled to the benefits of Section
                                                                       -------
7.5 and Section 8 as if it were a Lender (provided that no Participant shall
---     ---------
receive any greater compensation pursuant to Section 7.5 or Section 8 than would
                                             -----------    ---------
have been paid to the participating Lender if no participation had been sold). Each Lender which sells a participation will maintain a book entry record of ownership identifying the Participant and the amount of such participation owned by such Participant. Such book entry record of ownership shall be maintained by the Lender as agent for the Company and the Agent. This provision is intended to comply with the registration requirements in Treasury Regulation Section 5f. 103-1 so that the Loans and Notes are considered to be in "registered form" pursuant to such regulation.

         14.10   Governing Law. This Agreement and each Note shall be a contract
                 -------------
made under and governed by the internal laws of the State of Illinois. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Company and rights of the Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

         14.11   Counterparts. This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

         14.12   Successors and Assigns. This Agreement shall be binding upon
                 ----------------------
the Company, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agent and the successors and assigns of the Lenders and the Agent. The Company may not assign its rights or obligations hereunder without the prior written consent of all Lenders.

         14.13   Indemnification by the Company.
                 ------------------------------

         (a) In consideration of the execution and delivery of this Agreement by the Agent and the Lenders and the agreement to make the Loans hereunder, the Company hereby agrees to indemnify and exonerate the Agent, each Lender and each of the officers, directors, investment advisors, trustees, employees, Affiliates and agents of the Agent and each Lender (each a "Lender Party") against, and
                                                 ------------
hold each Lender Party free and harmless from, any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including reasonable attorneys' fees and charges and allocated costs of staff counsel (collectively, for purposes of this Section 14.13, called the "Indemnified Liabilities"),
                     -------------              -----------------------
incurred by the Lender Parties or any of them as a result of, or arising out of, or relating to (i) any tender offer, merger, amalgamation purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of the Loans, (ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any hazardous substance at any property owned or leased by the Company or any Subsidiary, (iii) any violation of any Environmental Laws with respect to conditions at any property owned or leased by the Company or any Subsidiary or the operations conducted thereon, (iv) the investigation, cleanup or remediation of offsite locations at which the Company or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of hazardous substances or (v) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Lender Parties, except for any such Indemnified Liabilities arising on account of any such Lender Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Nothing set forth above shall be construed to relieve any Lender Party from any obligation it may have under this Agreement.

         (b)   All obligations provided for in this Section 14.13 shall survive
                                                    -------------
repayment of the Loans, cancellation of the Notes, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and any termination of this Agreement.

         14.14   Forum Selection and Consent to Jurisdiction. ANY LITIGATION
                 -------------------------------------------
BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING
                               --------  -------
ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         14.15   Waiver of Jury Trial. THE COMPANY, THE AGENT AND EACH LENDER
                 --------------------
HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         14.16   Authorization of Certain Documents. Each Lender hereby
                 ----------------------------------
authorizes (i) the Agent to execute and deliver the Intercreditor Agreement and
(ii) the Collateral Agent to execute and
deliver the Intercreditor Agreement. Without limiting the foregoing, the Lenders irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent under any Collateral Document (i) upon payment in full of all Loans and all other obligations of the Company hereunder; (ii) covering property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 14.1, if approved, authorized or
                               ------------
ratified in writing by the Required Lenders. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of collateral pursuant to this Section 14.16.
     -------------

Delivered at Chicago, Illinois, as of the day and year first above written.

                                             UNITED RENTALS, INC.


                                             By ________________________________
                                                Chief Financial Officer


                                             BANK OF AMERICA NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION, as Agent


                                             By_________________________________
                                             Title______________________________


                                             BANK OF AMERICA NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION


                                             By_________________________________
                                             Title______________________________


                                             ALLSTATE INSURANCE COMPANY


                                             By_________________________________
                                             Title______________________________


                                             By_________________________________
                                             Title______________________________

                                             ALLSTATE LIFE INSURANCE COMPANY


                                             By_________________________________
                                             Title______________________________


                                             By_________________________________
                                             Title______________________________


                                             BANKBOSTON, N,A.


                                             By_________________________________
                                             Title______________________________


                                             THE BANK OF NEW YORK


                                             By_________________________________
                                             Title______________________________



                                             THE BANK OF NOVA SCOTIA


                                             By_________________________________
                                             Title______________________________



                                             COMERICA BANK


                                             By_________________________________
                                             Title______________________________

                                   CREDIT LYONNAIS NEW YORK BRANCH


                                   By___________________________________________
                                   Title________________________________________



                                   CYPRESSTREE INVESTMENT MANAGEMENT
                                   COMPANY, INC.

                                   As:  Attorney-in-Fact and on behalf of First
                                        Allmerica Financial Life Insurance
                                        Company as Portfolio Manager



                                   By___________________________________________
                                   Title________________________________________

                                   CYPRESSTREE INVESTMENT FUND, LLC

                                   By:  CypressTree Investment Management
                                        Company, Inc., its Managing Member



                                   By___________________________________________
                                   Title________________________________________


                                   KZH-CYPRESSTREE-1 CORPORATION


                                   By___________________________________________
                                   Title________________________________________


                                   CYPRESSTREE BOSTON PARTNERS


                                   By___________________________________________
                                   Title________________________________________

                                        DEUTSCHE BANK AG, New York Branch and/or
                                        Cayman Islands Branch


                                        By______________________________________
                                        Title___________________________________


                                        THE FIRST NATIONAL BANK OF MARYLAND


                                        By______________________________________
                                        Title___________________________________


                                        KZH-CNC CORPORATION


                                        By______________________________________
                                        Title___________________________________


                                        KZH-ING-2 CORPORATION


                                        By______________________________________
                                        Title___________________________________


                                        MERRILL LYNCH SENIOR
                                        FLOATING RATE FUND, INC.


                                        By______________________________________
                                        Title___________________________________

                                        METROPOLITAN LIFE INSURANCE COMPANY


                                        By______________________________________
                                        Title___________________________________


                                        MORGAN STANLEY DEAN WITTER PRIME INCOME
                                        TRUST


                                        By______________________________________
                                        Title___________________________________


                                        THE TRAVELERS INSURANCE COMPANY


                                        By______________________________________
                                        Title___________________________________

                                SCHEDULE 1.1(A)

                                                           Amount of
Lender                                                       Loan                      Percentage
------                                                     ---------                   ----------
Bank of America National Trust and                     U.S.$72,500,000.00            29.000000000%
Savings Association

Allstate Insurance Company                             U.S. $5,000,000.00             2.000000000%

Allstate Life Insurance Company                        U.S.$10,000,000.00             4.000000000%

BankBoston, N.A.                                       U.S.$10,000,000.00             4.000000000%

The Bank of New York                                   U.S.$10,000,000.00             4.000000000%

The Bank of Nova Scotia                                U.S.$10,000,000.00             4.000000000%

Comerica Bank                                          U.S.$10,000,000.00             4.000000000%

Credit Lyonnais New York Branch                        U.S.$12,500,000.00             5.000000000%

First Allmerica Financial Life Insurance Company       U.S. $2,000,000.00             0.800000000%

CypressTree Investment Fund, LLC                       U.S. $2,000,000.00             0.800000000%

KZH-CypressTree-I Corporation                          U.S.$11,000,000.00             4.400000000%

CypressTree Boston Partners                            U.S. $5,000,000.00             2.000000000%

Deutsche Bank AG New York Branch                       U.S.$10,000,000.00             4.000000000%

The First National Bank of Maryland                    U.S. $3,000,000.00             1.200000000%

KZH-CNC Corporation                                    U.S. $5,000,000.00             2.000000000%

KZH-ING-2 Corporation                                  U.S.$10,000,000.00             4.000000000%

Merrill Lynch Senior Floating Rate Fund, Inc.          U.S.$10,000,000.00             4.000000000%

Metropolitan Life Insurance Company                    U.S.$15,000,000,00             6.000000000%

Morgan Stanley Dean Witter Prime Income Trust          U.S.$15,000,000.00             6.000000000%

The Travelers Insurance Company                        U.S.$22,000,000.00             8.800000000%

                                                      -------------------            -------------
     TOTALS                                           U.S.$250,000,000.00                     100%

                               SCHEDULE 1.1(B)

                               PRICING SCHEDULE

     The Floating Rate Margin and the Fixed Rate Margin, respectively, shall be determined in accordance with the table below and the other provisions of this Schedule 1.1(B).
     ---------------

================================================================================
                                           LEVEL I       LEVEL II      LEVEL III
--------------------------------------------------------------------------------
Fixed Rate Margin                           2.375%         2.125%         1.875%
--------------------------------------------------------------------------------
Floating Rate Margin                         0.50%          O.25%             0%
================================================================================

     Level I applies when the Funded Debt to Cash Flow Ratio is equal to or
     -------
greater than 4.0 to 1.0.

     Level II applies when the Funded Debt to Cash Flow Ratio is equal to or
     --------
greater than 3.50 to 1.0 but less than 4.0 to 1.0.

     Level III applies when the Funded Debt to Cash Flow Ratio is less than
     ---------
3.50 to 1.0.

     As of the Closing Date, the applicable Level shall be Level III. The applicable Level shall be adjusted, to the extent applicable, 45 days (or, in the case of the last Fiscal Quarter of any Fiscal Year, 90 days) after the end of each Fiscal Quarter based on the Funded Debt to Cash Flow Ratio as of the last day of such Fiscal Quarter, provided that if Parent fails to deliver the
                                 --------
financial statements required by Section 10.1.1 or 10.1.2, as applicable,
                                 --------------    ------
and the related certificate required by Section 10.1.3 by the 45th day (or, if
                                        --------------
applicable, the 90th day) after any Fiscal Quarter, Level I shall apply until such financial statements are delivered.

                               SCHEDULE 12.1.11

                                KEY EXECUTIVES


Name                              Current Office(s)
----                              -----------------
Bradley S. Jacobs                 Chairman, Chief Executive Officer and Director

John N. Milne                     Vice Chairman, Secretary, Director and Chief
                                  Acquisition Officer

Michael J. Nolan                  Chief Financial Officer

Robert P. Miner                   Vice President, Finance

                                 SCHEDULE 14.3

                             ADDRESSES FOR NOTICES


UNITED RENTALS, INC.
--------------------

Four Greenwich Office Park
Greenwich, Connecticut 06830
Attention: Chief Financial Officer
Telephone: 203/622-3131
Facsimile: 203/622-6080


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Agent
---------------------------------

Agency Management Services
231 South LaSalle Street
Chicago, Illinois 60697
Attention: Jay McKeown
Telephone: 312/828-7299
Facsimile: 312/974-9102


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION
------------------------------

231 South LaSalle Street
Chicago, Illinois 60697
Attention: Robert Rospierski
Telephone: 312/828-8363
Facsimile: 312/828-1974


ALLSTATE INSURANCE COMPANY
--------------------------

3075 Sanders Road, STE G3A
Northbrook, Illinois 60062-7127
Attention: Bob Bodett
Telephone: 847/402-3866
Facsimile: 847/402-3092

ALLSTATE LIFE INSURANCE COMPANY
-------------------------------

3075 Sanders Road, STE G3A
Northbrook, Illinois 60062-7127
Attention: Bob Bodett
Telephone: 847/402-3866
Facsimile: 847/402-3092

BANKBOSTON, N.A.
----------------

100 Federal Street
MC-01-08-02
Boston, MA 02110
Attention: Arthur Oberheim
Telephone: 617/434-1956
Facsimile: 617/434-2160


THE BANK OF NEW YORK
--------------------

10 Mason Street, 3rd Floor
Greenwich, CT 06830
Attention: Patrick J. Kelly
Telephone: 203/863-2679
Facsimile: 203/863-2610


THE BANK OF NOVA SCOTIA
-----------------------

1 Liberty Plaza, 26th Floor
New York, New York 10006
Attention: Kevin McCarthy
Telephone: 212/225-5074
Facsimile: 212/225-5090


COMERICA BANK
-------------

One Detroit Center
6th Floor
500 Woodward Avenue
Detroit, MI 48226
Attention: Mark Koszyk
Telephone: 313/222-7441
Facsimile: 313/222-3503

CREDIT LYONNAIS NEW YORK BRANCH
-------------------------------

1301 Avenue of the Americas
12th Floor
New York, NY 10019
Attention: Thomas Randolph
Telephone: 212/261-7431
Facsimile: 212/459-3179


FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
------------------------------------------------

c/o CypressTree Investment Management
Company, Inc.
125 High Street, 14th Floor
Boston, Massachuestts 02110
Attention: Peter Merrill
Telephone: 617/946-0600
Facsimile: 617/946-5681


CYPRESSTREE INVESTMENT FUND, LLC
--------------------------------

125 High Street
Boston, Massachusetts 02110
Attention: Tim Barns
Telephone: 617/946-0600
Facsimile: 617/946-5681


KZH-CYPRESSTREE-1 CORPORATION
-----------------------------

c/o The Chase Manhattan Bank
450 West 33rd Street - 15th Floor
New York, New York 10001
Attention: Virginia Conway
Telephone: 212/946-7575
Facsimile: 212/946-7776

CYPRESSTREE BOSTON PARTNERS
---------------------------

c/o BankBoston, N.A.
Commercial Loan Services
100 Federal Street
Boston, Massachusetts 02110
Attention: Halise Shrago
Telephone: __________________
Facsimile: __________________


DEUTSCHE BANK AG
----------------

31 West 52nd Street
New York, NY 10019
Attention: Sue Pearson
Telephone: 212/469-7140
Facsimile: 212/469-8212


THE FIRST NATIONAL BANK OF MARYLAND
-----------------------------------

25 South Charles Street
Mail Code 101-501
Baltimore, MD 21203
Attention: Tom McLoughlin
Telephone: 410/244-4906
Facsimile: 410/244-4295


KZH-CNC CORPORATION
-------------------

c/o The Chase Manhattan Bank
450 West 33rd Street - 15th Floor
New York, New York 10001
Attention: Virginia Conway
Telephone: 212/946-7575
Facsimile: 212/946-7776